CREDIT AGREEMENT

                           dated as of June 21, 1994

                                     among

                              G&K SERVICES, INC.,

                     WORK WEAR CORPORATION OF CANADA LTD.,

                                 VARIOUS BANKS,

                                      and

             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Agent




                               TABLE OF CONTENTS

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
PREAMBLE .......................................................................................................  1

SECTION 1  CERTAIN DEFINITIONS; OTHER MATTERS...................................................................  2

         1.1      Definitions...................................................................................  2

SECTION 2         TRANCHE A COMMITMENTS; TYPES OF TRANCHE A LOANS;
                  PROCEDURES FOR BORROWING OR CONVERTING; PRO RATA
                  TREATMENT; LETTERS OF CREDIT.................................................................. 12

         2.1      Tranche A Revolving Commitments............................................................... 12
         2.2      Various Types of Loans........................................................................ 12
         2.3      Procedures for Borrowing...................................................................... 12
         2.4      Converting Tranche A Floating Rate Loans to
                  Eurodollar Loans; Procedures.................................................................. 13
         2.5      Procedures at End of a Loan Period............................................................ 13
         2.6      Pro Rata Treatment............................................................................ 14
         2.7      Issuing Letters of Credit..................................................................... 14
         2.8      Participation in Letters of Credit............................................................ 16
         2.9      Tranche A Revolving Loans Denominated in U.S.
                  Dollars....................................................................................... 17

SECTION 3         TRANCHE B COMMITMENTS; TRANCHE B REVOLVING LOANS;
                  CREATION OF BANKERS' ACCEPTANCES; PROCEDURES FOR
                  BORROWING OR CONVERTING; PRO RATA TREATMENT................................................... 18

         3.1      Tranche B Revolving Commitments............................................................... 18
         3.2      Various Types of Fundings..................................................................... 18
         3.3      Procedures for Borrowing...................................................................... 18
         3.4      Converting Tranche B Floating Rate Loans to
                  Acceptances; Procedures....................................................................... 19
         3.5      Procedures at End of a Loan Period............................................................ 20
         3.6      Pro Rata Treatment............................................................................ 20
         3.8      Tranche B Revolving Loans and Drafts Denominated
                  in Canadian Dollars........................................................................... 22
         3.9      Restrictions on Conversion From Acceptances to
                  Loans......................................................................................... 22

SECTION 4         NOTES EVIDENCING LOANS; INTEREST RATES; LOAN
                  PERIODS; COMPUTATION OF INTEREST AND FEES..................................................... 24

         4.1      Revolving Notes............................................................................... 24
         4.2      Several Liability; Waivers.................................................................... 24
         4.3      Recordkeeping................................................................................. 24
         4.4      Interest on Loans............................................................................. 25

                  4.4.1  Tranche A Floating Rate Loans.......................................................... 25
                  4.4.2  Eurodollar Loans....................................................................... 25
                  4.4.3  Tranche B Floating Rate Loans.......................................................... 25
                  4.4.4  Default Rate........................................................................... 25

         4.5      Loan Periods.................................................................................. 25

                  4.5.1  Tranche A Loan Periods................................................................. 25
                  4.5.2  Tranche B Loan Periods................................................................. 26

         4.6      Interest Due Dates............................................................................ 26
         4.7      Setting and Notice of Rates................................................................... 27
         4.8      Computation of Interest and Acceptance Fees................................................... 27
         4.9      Payment of Interest........................................................................... 27

SECTION 5         FEES.......................................................................................... 28

         5.1      Facility Fees................................................................................. 28

                  5.1.1  Tranche A Facility Fee................................................................. 28
                  5.1.2  Tranche B Facility Fee................................................................. 28

         5.2      Administration Fees........................................................................... 28
         5.3      Unused Commitment Fees........................................................................ 28

                  5.3.1  Tranche A Unused Commitment Fee........................................................ 28
                  5.3.2  Tranche B Unused Commitment Fee........................................................ 29
                  5.3.3  Payment Dates.......................................................................... 29

         5.4      Payment of Fees............................................................................... 29

SECTION 6         REDUCTION OR TERMINATION OF THE COMMITMENTS;
                  PREPAYMENT.................................................................................... 30

         6.1      Voluntary Reduction or Termination of the
                  Revolving Commitments......................................................................... 30
         6.2      Mandatory Reduction of Tranche B Commitment
                  Amount........................................................................................ 30
         6.3      Voluntary Prepayments......................................................................... 30
         6.4      Mandatory Prepayment of Tranche B Revolving Loans............................................. 31

SECTION 7         MAKING AND PRORATION OF PAYMENTS; SETOFF...................................................... 32

         7.1      Making of Payments............................................................................ 32

                  7.1.1  Tranche A Payments..................................................................... 32
                  7.1.2  Tranche B Payments..................................................................... 32

         7.2      Effect of Payments............................................................................ 33
         7.3      Distributions by Administrative Agents........................................................ 33
         7.4      Due Date Extension............................................................................ 34
         7.5      Proration of Payments......................................................................... 34
         7.6      Setoff........................................................................................ 34
         7.7      Application of Certain Payments............................................................... 35
         7.8      Taxes......................................................................................... 35

SECTION 8         INCREASED COSTS; SPECIAL PROVISIONS FOR FIXED RATE
                  LOANS......................................................................................... 37

         8.1      Increased Costs............................................................................... 37
         8.2      Capital Adequacy.............................................................................. 38
         8.3      Basis for Determining Interest Rate Inadequate or
                  Unfair........................................................................................ 39
         8.4      Illegality.................................................................................... 40
         8.5      Funding Losses................................................................................ 40
         8.6      Right of U.S. Banks to Fund through Other Offices............................................. 41
         8.7      Discretion of Banks as to Manner of Funding................................................... 41
         8.8      Conclusiveness of Statements; Survival of
                  Provisions.................................................................................... 41

SECTION 9         WARRANTIES.................................................................................... 42

         9.1      Organization, Etc............................................................................. 42
         9.2      Authorization; No Conflict.................................................................... 42
         9.3      Validity and Binding Nature................................................................... 42
         9.4      Financial Information, etc.................................................................... 42
         9.5      Litigation and Contingent Liabilities......................................................... 43
         9.6      Liens......................................................................................... 43
         9.7      Subsidiaries.................................................................................. 43
         9.8      Employee Benefit Plans........................................................................ 43
         9.9      Investment Company Act........................................................................ 44
         9.10     Public Utility Holding Company Act............................................................ 44
         9.11     Information................................................................................... 44
         9.12     Use of Proceeds............................................................................... 44
         9.13     Ownership of Properties....................................................................... 44
         9.14     Hazardous Substances.......................................................................... 44
         9.15     Insurance..................................................................................... 45

SECTION 10  AFFIRMATIVE COVENANTS............................................................................... 46

         10.1  Reports, Certificates and Other Information...................................................... 46

                  10.1.1  Audit Report.......................................................................... 46
                  10.1.2  Interim Reports....................................................................... 46
                  10.1.3  Certificate........................................................................... 46
                  10.1.4  Reports to SEC and Shareholders....................................................... 47
                  10.1.5  Notice of Default, Litigation and ERISA
                              Matters........................................................................... 47
                  10.1.6  Projections........................................................................... 47
                  10.1.7  Waivers and Amendments to Met Life Loan
                              Agreement......................................................................... 48
                  10.1.9  Other Information..................................................................... 48

         10.2  Books, Records, and Inspections.................................................................. 48
         10.3  Insurance........................................................................................ 48
         10.4  Compliance with Laws............................................................................. 48
         10.5  Payment of Taxes and Other Claims................................................................ 49
         10.6  Maintenance of Properties........................................................................ 49
         10.7  Preservation of Corporate Existence.............................................................. 49
         10.8  Capitalization Ratio............................................................................. 49
         10.9  Current Ratio.................................................................................... 50
         10.10 Minimum Total Stockholders Equity................................................................ 50
         10.11 Interest Coverage Ratio.......................................................................... 50
         10.12 Funds Flow Coverage Ratio........................................................................ 50

SECTION 11  NEGATIVE COVENANTS.................................................................................. 51

         11.1  Liens............................................................................................ 51
         11.2  Indebtedness..................................................................................... 52
         11.3  Guaranties....................................................................................... 53
         11.4  Investments...................................................................................... 53
         11.6  Merger and Consolidation; Change of Control...................................................... 55
         11.7  Sale and Leaseback............................................................................... 55
         11.8  Subordinated Debt................................................................................ 55
         11.9  Expenditures for Fixed Assets.................................................................... 55
         11.10 Restrictions on Nature of Business............................................................... 56
         11.11 Hazardous Substances............................................................................. 56
         11.12 Indebtedness to Met Life......................................................................... 56
         11.13 Unfunded Vested Liabilities for Defined Benefit
                   Plans........................................................................................ 56

SECTION 12  CONDITIONS TO MAKING OF LOANS AND ISSUANCE OF
            LETTERS OF CREDIT................................................................................... 57

         12.1  Initial Loans, Acceptances and Letters of Credit................................................. 57

                  12.1.1  Notes................................................................................. 57
                  12.1.3  Certificate of Incorporation and By-Laws.............................................. 57
                  12.1.4  Resolutions........................................................................... 57
                  12.1.5  Consents, etc......................................................................... 57
                  12.1.6  Incumbency and Signatures............................................................. 57
                  12.1.7  Opinions of Counsel................................................................... 58
                  12.1.8  Amendments of Reimbursement Agreements................................................ 58
                  12.1.9  Other................................................................................. 58

         12.2  Further Conditions to Initial Loans, Acceptances
                   and Letter of Credit......................................................................... 58

                  12.2.1  Debt to be Retired.................................................................... 58
                  12.2.2  Litigation............................................................................ 58
                  12.2.3  No Material Adverse Change............................................................ 58
                  12.2.4  Payment of Costs, Fees and Expenses................................................... 59
                  12.2.5  Other Banks........................................................................... 59

         12.3  Conditions to all Borrowings..................................................................... 59

SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT.................................................................. 60

         13.1  Events of Default................................................................................ 60

                  13.1.1  Non-Payment of Principal.............................................................. 60
                  13.1.2  Non-Payment of Interest, etc.......................................................... 60
                  13.1.3  Default under the Met Life Loan Agreement
                              and related Notes................................................................. 60
                  13.1.4  Non-Payment of Other Indebtedness for
                              Borrowed Money.................................................................... 60
                  13.1.5  Other Material Obligations............................................................ 60
                  13.1.6  Bankruptcy, Insolvency, etc........................................................... 60
                  13.1.7  Non-Compliance with Financial Covenants............................................... 61
                  13.1.8  Non-Compliance with Other Provisions.................................................. 61
                  13.1.9  Warranties............................................................................ 61
                  13.1.10 Defined Benefit Plans................................................................. 62
                  13.1.11 Judgments............................................................................. 62

         13.2  Effect of Event of Default....................................................................... 62
         13.3  Additional Remedy if Letters of Credit or
                   Acceptances are Outstanding.................................................................. 63
         13.4  Banks Rights to Set-Off.......................................................................... 65

SECTION 14  THE AGENTS.......................................................................................... 67

         14.1  Authorization.................................................................................... 67
         14.2  Indemnification.................................................................................. 67
         14.3  Exculpation...................................................................................... 67
         14.4  Agent and Affiliates............................................................................. 68
         14.5  Credit Investigation............................................................................. 68
         14.6  Resignation...................................................................................... 68
         14.7  Expenses......................................................................................... 69

SECTION 15  ADDITIONAL BANKS; SUCCESSORS AND ASSIGNS............................................................ 70

         15.1  Successors and Assigns........................................................................... 70
         15.2  Addition of Banks................................................................................ 70
         15.3  Status........................................................................................... 70
         15.4  Company Assistance............................................................................... 71
         15.5  Other Transfers.................................................................................. 71
         15.6  Participations................................................................................... 72
         15.7  Disclosure of Information........................................................................ 72

SECTION 16  GENERAL............................................................................................. 74

         16.1  Waiver; Amendments............................................................................... 74
         16.2  Confirmations.................................................................................... 74
         16.3  Notices.......................................................................................... 74
         16.4  Computations..................................................................................... 75
         16.5  Obligations of Banks and Agents Several.......................................................... 75
         16.6  Costs, Expenses and Taxes........................................................................ 75
         16.7  Indemnification by Companies..................................................................... 76
         16.8  Captions......................................................................................... 76
         16.9  Governing Law.................................................................................... 76
         16.10 Counterparts..................................................................................... 77
         16.11 Submission to Jurisdiction; Jury Trial........................................................... 77
         16.12 Entire Agreement................................................................................. 78

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                             EXHIBITS AND SCHEDULES

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
Exhibit A                           Tranche A Request for Borrowing

Exhibit B                           Tranche B Request For Conversion to
                                    Eurodollar Loan

Exhibit C                           Tranche A Request for Renewal of Eurodollar
                                    Loan

Exhibit D                           Schedule of Issued and Outstanding Letters of
                                    Credit

Exhibit E                           Tranche B Request For Borrowing

Exhibit F                           Tranche B Request for Conversion to
                                    Acceptances

Exhibit G                           Tranche B Request for Extension of
                                    Acceptances

Exhibit H-1                         Tranche A Note

Exhibit H-2                         Tranche B Note

Exhibit I                           Certificate as to No Default

Exhibit J                           Assignment Certificate

Exhibit K                           Tranche B Notice of Payment

                                                  SCHEDULES

Schedule 9.4                        Exceptions from Generally Accepted Accounting
                                    Principles and Consistency

Schedule 9.5                        Material Litigation and Material Litigation
                                    Developments

Schedule 9.6                        Outstanding Liens as of the Closing Date

Schedule 9.7                        Schedule of Subsidiaries

Schedule 9.8                        Contingent Liabilities under ERISA Plans

Schedule 9.12                       Debt to be Retired

Schedule 9.14                       Hazardous Substances and Other Environmental
                                    Issues

Schedule 11.2                       Outstanding Indebtedness of G&K and its
                                    Subsidiaries


                                CREDIT AGREEMENT

                           Dated as of June 21, 1994

         This Agreement is among G&K SERVICES, INC., a Minnesota corporation (herein called the "G&K"), WORK WEAR CORPORATION OF CANADA LTD., an Ontario corporation (herein called "Work Wear"; G&K and Work Wear sometimes individually referred to as a "Company" and collectively referred to as the "Companies") the undersigned banks (herein collectively called the "Banks" and individually each called a "Bank") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association having its principal office at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, as agent for the Banks (herein, in such capacity, called the "Agent").

                                    PREAMBLE

         a. G&K, the Agent, in its capacity as agent and as Bank, and other banks have entered into a Credit Agreement dated as of September 28, 1990, as amended by First Amendment to Credit Agreement dated March 12, 1991, a Second Amendment to Credit Agreement dated July 31, 1991, a Third Amendment to Credit Agreement dated February 25, 1992 and a Fourth Amendment to Credit Agreement dated October 6, 1992 (as so amended, the "Prior Credit Agreement"), pursuant to which such banks agree to make loans on a revolving credit basis to, and issue one or more standby letters of credit for the account of, G&K for use by G&K in its United States operations.

         b. Work Wear has entered into a Loan Agreement with Canadian Imperial Bank of Commerce ("CIBC") dated as of September 28, 1990 (the "CIBC Loan Agreement"), pursuant to which CIBC agreed to make certain loans and other extensions of credit to Work Wear for use by Work Wear in its Canadian operations (the "CIBC Loans")

         c. The Companies wish to consolidate their financing for both the U.S. operations and the Canadian operations in a single credit arrangement with the Banks, thereby refinancing all indebtedness previously issued pursuant to the Prior Credit Agreement and CIBC Loan Agreement, respectively, and the Banks have agreed to accommodate such desires pursuant to the terms and subject to the conditions set forth in this Agreement.

         ACCORDINGLY, in consideration of the mutual agreements herein contained and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:


         SECTION 1  CERTAIN DEFINITIONS; OTHER MATTERS.

         1.1 Definitions. When used herein the following terms shall have the following meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

         Acceptance shall mean a Draft duly stamped and accepted by a Canadian Bank in accordance with Section 3.1, as further described and defined in
Section 3.7.

         Acceptance Fee See Section 3.7(c).

         Additional Bank shall mean a financial institution that becomes a Bank pursuant to the procedures set forth in Sections 15.2 through 15.4.

         Administrative Agent or Administrative Agents shall mean, individually, a Tranche A Agent or a Tranche B Agent and, collectively, the Tranche A Agent and the Tranche B Agent.

         Agent shall mean Norwest, in its separate capacity as agent for and on behalf of all Banks.

         Agents shall mean the Agent, the Tranche A Agent and the Tranche B Agent, collectively.

         Assignment Certificate see Section 15.3.

         BA Purchase Price shall mean the product of (i) the face amount of Drafts to be sold in connection with a Drawing and (ii) the applicable Discount, as determined by the Tranche B Agent in accordance with Section 3.7, less the Acceptance Fee retained by each Canadian Bank in consideration for the acceptance of such Drafts.

         Bank see Preamble.

         Borrowing shall mean Loans and Drawings of a particular Tranche funded concurrently by the Banks of that Tranche.

         Canadian Banks shall mean those Banks which, from time to time, shall have Commitments to make Tranche B Loans to Work Wear.

         Canadian Bank Rate shall mean at any time an interest rate per annum equal to the minimum rate at which the Bank of Canada makes short-term advances to chartered banks.

         Canadian Business Day shall mean any day other than a Saturday or Sunday on which Canadian banks are open for business in Toronto, Ontario, Canada.

         Canadian Dollar and the sign "C.$" shall mean lawful currency of Canada.

         Capitalized Lease shall mean, as to any Person, any lease of (or other agreement conveying the right to use) real or personal property that, in accordance with generally accepted accounting principles, is required to be accounted for as a capital lease on the balance sheet of such Person.

         CIBC see Preamble.

         CIBC Loans see Preamble.

         CIBC Loan Agreement see Preamble.

         Commitments shall mean the Revolving Commitments of all Banks and Commitment as to any Bank shall mean the Revolving Commitment of such Bank, including (with respect to U.S. Banks) such Bank's participation in the risk and liability of LC's and (with respect to Canadian Banks) such Bank's agreement to accept Drafts in accordance with Section 3.

         Companies see Preamble.

         Current Assets shall mean the aggregate amount of assets of G&K and its Subsidiaries which in accordance with generally accepted accounting principles may be properly classified as current assets, after deducting adequate reserves where proper, but in no event including any cash, marketable securities or real estate.

         Current Liabilities shall mean (i) all Debt of G&K and its Subsidiaries due on demand or within one year from the date of determination thereof, and
(ii) all other items of G&K and its Subsidiaries (including taxes accrued as estimated) which in accordance with generally accepted accounting principles, may be properly classified as current liabilities.

         Debt shall mean, as to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others guaranteed by such Person, (vii) all obligations of such Persons to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), (viii) all obligations of such Person under any interest rate swap programs or any similar agreement or arrangement relating to fluctuations in interest rates, and (ix) all obligations of such Person to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

         Debt to be Retired see Section 9.12.

         Default Rate see Section 4.4.4.

         Discount shall mean the bid rate established by the Tranche B Agent as the average of the bid rates quoted by each Canadian Bank for the sale of its banker's acceptances in an amount and bearing a maturity approximately equal to such Canadian Bank's Percentage of a proposed Drawing, rollover or conversion of Acceptances at approximately 10:00 a.m., Toronto, Ontario time, on the date of such proposed Drawing, rollover or conversion of Acceptances. Such Discount so established by the Tranche B Agent shall be conclusive and binding on Work Wear absent manifest error.

         Dollar or U.S. Dollar and the sign "$" and "U.S.$" shall mean lawful currency of the United States of America.

         Draft shall mean a draft of Work Wear denominated in Canadian Dollars, duly executed and delivered to a Canadian Bank in accordance with Section 3.7.

         Drawing shall mean the creation of Acceptances and the resulting funding thereof by a Canadian Bank.

         Drawing Date shall mean the date on which Acceptances are created and a funding occurs with respect thereto in accordance with Section 3.

         Environmental Law shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1252 et seq., the Clean Water Act, 33 U.S.C. ss. 1321 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate shall mean any corporation, trade or business that is, along with G&K, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

         ERISA Plan means any of the following employee benefit plans (each of which shall also be defined terms for purposes of this Agreement), but only to the extent any of them is subject to regulation under ERISA:

                      Pension Plan as defined in ERISA Section 3(2);

                      Defined Benefit Plan means a Pension Plan of the type defined in ERISA Section 3(35);

                      Multi-Employer Plan means a Pension Plan of the type defined in ERISA Section 3(37); and

                      Welfare Plan as defined in ERISA Section 3(1).

         Eurocurrency Reserve Percentage shall mean the then applicable percentage relating to the Tranche A Agent (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         Eurodollar Loan shall mean any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         Eurodollar Rate shall mean, with respect to any Tranche A Loan Period, the rate per annum at which U.S. Dollar deposits in immediately available funds are offered to the Tranche A Agent as of 11:00 a.m. (London Time) two U.S. Business Days prior to the beginning of such Loan Period as determined by the Tranche A Agent on the basis of the Reuters Screen LIBO page; provided, however, that if the Reuters Screen LIBO page is no longer available, the Eurodollar Rate shall be determined by the Tranche A Agent on the basis of a substantially comparable source of the Tranche A Agent's selection and acceptable to the U.S. Banks, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of a Bank to be outstanding during such Loan Period.

         Eurodollar Rate (Reserve Adjusted) shall mean, with respect to any Loan Period, a rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) determined pursuant to the following formula:

         Eurodollar Rate            =        Eurodollar Rate
         (Reserve Adjusted)                  1-Eurocurrency Reserve Percentage

         Event of Default shall mean any of the events described in Section
13.1.

         Facility Percentage shall mean as to any Bank a percentage representing the ratio as of the date of determination of such Bank's Commitment (expressed in U.S. Dollars) to the aggregate of the Commitments for both Tranches (expressed in U.S. Dollars), adjusted (as required) upon the addition of any Additional Bank or Banks.

         Federal Funds Rate shall mean at any time an interest rate per annum equal to the weighted average of the rates for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a U.S. Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; it being understood that the Federal Funds Rate for any day which is not a U.S. Business Day shall be the Federal Funds Rate for the next preceding U.S. Business Day.

         Fixed Rate shall mean a Eurodollar Rate (Reserve Adjusted).

         Fixed Rate Loan or Fixed Rate Loans shall mean a Eurodollar Loan, individually, or Eurodollar Loans, collectively.

         Floating Rate Loans shall mean Tranche A Floating Rate Loans and Tranche B Floating Rate Loans, collectively.

         G&K see Preamble.

         Group shall mean Fixed Rate Loans or Acceptances having the same Loan Period.

         Guaranties shall mean those certain Agreements of even date herewith executed and delivered by G&K to each Canadian Bank guarantying the due and prompt payment by Work Wear of all Tranche B Revolving Loans, Acceptances and other obligations of Work Wear hereunder or under the Tranche B Revolving Notes.

         Hazardous Materials shall mean any noxious or hazardous substance or any radioactive, toxic or dangerous waste, substance or materials recognized as such under Canadian federal or provincial legislation, and existing in quantities sufficient to be of danger to the environment as contemplated by such legislation, including without limitation, asbestos, polychlorinated biphenyls and any contaminant as defined in the Environmental Protection Act (Ontario).

         Hazardous Substance shall mean any asbestos, ureaformaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

         LC Amount shall mean the sum of (i) the aggregate face amount of all issued and outstanding Letters of Credit and (ii) amounts drawn under Letters of Credit for which the U.S. Banks have neither been reimbursed nor made Tranche A Loans.

         Letter of Credit see Section 2.7.

         Litigation shall mean any litigation, proceeding (including without limitation any governmental, administrative or arbitration proceeding) claim, lawsuit, and/or investigation or inquiry pending or threatened against or involving either Company or any Subsidiary or any of their respective businesses or operations.

         Loan Documents shall mean the Notes, Acceptances (as and when created), this Agreement and the other documents whose delivery and execution are conditions to the Banks' obligations hereunder.

         Loan or Loans shall mean a Tranche A Revolving Loan or a Tranche B Revolving Loan, individually, or Tranche A Revolving Loans and Tranche B Revolving Loans, collectively.

         Loan Period shall mean a Tranche A Loan Period or a Tranche B Loan Period, as the context may require.

         Material Litigation or Material Litigation Development shall mean any Litigation or any development in any Litigation (i) which involves this Agreement or any of the transactions contemplated hereby or thereby (including, without limitation, any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the performance by any Company or any Subsidiary of its obligations under or in connection with this Agreement or any Loan Document to which it is a party), (ii) involving liabilities which could individually or in the aggregate exceed $500,000, (iii) which could individually or in the aggregate otherwise impair the validity or enforceability of or the ability of a Company or any Subsidiary to perform any of its obligations under this Agreement or any Loan Document, (iv) which could individually or in the aggregate materially impair the ability of a Company or any Subsidiary to conduct business substantially as now conducted, or (v) which could individually or in the aggregate materially and adversely affect the consolidated business, operations, prospects or financial condition of G&K and its Subsidiaries taken as a whole.

         Met Life means Metropolitan Life Insurance Company.

         Met Life Loan Agreement means the Loan Agreement dated as of September 28, 1990, between Met Life and G&K, as amended pursuant to an Amendment Agreement dated as of January 28, 1993 and a Second Amendment dated June 21, 1994.

         NBDC shall mean NBD Bank, Canada.

         Norwest means Norwest Bank Minnesota, National Association.

         Notes shall mean the Revolving Notes.

         Percentage shall mean as to any Bank the percentage set forth as such opposite such Bank's signature hereto or below such Bank's signature on any Assignment Certificate executed by such Bank, representing the ratio of such Bank's Commitment to the aggregate Tranche Commitment Amount for the applicable Tranche.

         Person shall mean any natural person, corporation, joint venture partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary, or other capacity.

         Pro Rata Default Share shall mean as to any Bank a fraction determined as of the date on which an Event of Default is declared or acknowledged, as the case may be, by the Required Banks, the numerator of which is the sum of (i) the outstanding principal balance of such Bank's Loans (expressed in U.S. Dollars) as of such date, (ii) the face amount of all outstanding Acceptances created by such Bank as of such date (expressed in U.S. Dollars) and (iii) such Bank's Percentage of the LC Amount as of such date (expressed in U.S. Dollars) and the denominator of which is the aggregate outstanding principal balance of all Loans, Acceptances and the LC Amount outstanding as of such date (expressed in U.S. Dollars).

         Reportable Event shall have the meaning given to such term in ERISA
Section 4043.

         Required Banks shall mean (i) prior to the date on which occurs an Event of Default, Banks (including, where relevant, Additional Banks) having aggregate Facility Percentages of 60% or more and (ii) after the date on which occurs an Event of Default, Banks (including, where relevant, Additional Banks) having Pro Rata Default Shares of 60% or more.

         Revolving Commitment shall mean the Tranche A Revolving Commitment of a U.S. Bank and the Tranche B Revolving Commitment of a Canadian Bank, as the context may require.

         Revolving Loan Termination Date shall mean the earlier to occur of (i) June 30, 1997 or (ii) such other date on which the Revolving Commitments shall terminate pursuant to Section or Section .

         Revolving Note see Section 4.1.

         Subordinated Debt see Section 11.8.

         Subsidiary shall mean any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority party of the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by G&K or G&K and one or more other Subsidiaries or by one or more Subsidiaries. Work Wear is a Subsidiary.

         Total Stockholders' Equity shall mean G&K's consolidated total stockholders' equity as shown and described as such on G&K's consolidated financial statements delivered to the Banks in accordance with Section 10.1.

         Tranche shall mean a group or category of Banks, Loans or procedures of or relating to Loans made in accordance with either Section 2 or Section 3, as the context may require.

         Tranche A Agent shall mean Norwest in its separate capacity as administrative agent to facilitate the funding and repayment of Tranche A Loans.

         Tranche A Commitment Amount shall mean Twenty-Five Million U.S. Dollars (U.S.$25,000,000), being the maximum aggregate amount of the Revolving Commitments of all U.S. Banks to make Tranche A Loans and issue Letters of Credit to or for the account of G&K, subject to reduction in accordance with
Section 6.1.

         Tranche A Exposure shall mean, as of the date of determination, the sum of (i) the aggregate principal amount of all Tranche A Revolving Loans outstanding and (ii) the LC Amount.

         Tranche A Floating Rate Loan shall mean any Tranche A Loan which bears interest at a rate determined by reference to the Tranche A Reference Rate.

         Tranche A Loans shall mean Loans made by the U.S. Banks to G&K as contemplated in Section 2 hereof.

         Tranche A Loan Period see Section 4.5.

         Tranche A Reference Rate shall mean at any time the variable rate of interest per annum then most recently announced by Norwest as its "base" rate or "prime" rate, as the case may be, however designated or described. Norwest's base rate is not necessarily the lowest rate offered by Norwest to its commercial customers.

         Tranche A Revolving Commitment see Section 2.1.

         Tranche A Revolving Loan see Section 2.1.

         Tranche B Agent shall mean NBDC in its separate capacity as administrative agent to facilitate the funding and repayment of Tranche B Loans and Acceptances.

         Tranche B Commitment Amount shall mean the maximum aggregate amount of the Revolving Commitments of all Canadian Banks to make Tranche B Loans to and to create Acceptances for the benefit of Work Wear, which shall be the lesser of
(i) Thirty Million Canadian Dollars (C.$30,000,000), or such lesser amount as may become effective in accordance with Section 6.1 or 6.1, 6.2 or (ii) the Canadian Dollar equivalent of twenty-five percent (25%) of G&K's Total Stockholders' Equity as set forth in the most recently available quarterly financial statements of G&K delivered pursuant to Section 10.1.2 hereof with respect to the first three fiscal quarters of G&K and as set forth in the annual audit report of G&K delivered pursuant to Section 10.1.1 hereof with respect to the last fiscal quarter of G&K, with conversion to Canadian Dollars to be made as of the date of delivery of such financial statements.

         Tranche B Exposure shall mean, as of the date of determination, the sum of (i) the aggregate principal amount of all Tranche B Revolving Loans outstanding and (ii) the aggregate face amount of all outstanding Acceptances.

         Tranche B Floating Rate Loan shall mean any Tranche B Loan which bears interest at a rate determined by reference to the Tranche B Reference Rate.

         Tranche B Loans shall mean Loans made by the Canadian Banks to Work Wear as contemplated in Section 3 hereof.

         Tranche B Loan Period see Section 4.5.2.

         Tranche B Reference Rate shall mean at any time the variable rate of interest per annum then most recently announced by NBDC as its "prime" rate, however designated or described. NBDC's prime rate is not necessarily the lowest rate offered by NBDC to its commercial customers.

         Tranche B Revolving Commitment see Section 3.1.

         Tranche B Revolving Loan see Section 3.1.

         Type of Loan or Borrowing means (i) a Tranche A Floating Rate Loan or Borrowing or a Eurodollar Loan or Borrowing, with respect to Tranche A Loans and
(ii) a Tranche B Floating Rate Loan or Borrowing or the creation of an Acceptance or a Drawing, with respect to Tranche B.

         U.S. Business Day shall mean any day other than a Saturday or Sunday on which national banks are open for business in Minnesota, Michigan and New York and, if such day relates to a Eurodollar Loan, a day on which dealings are carried on in the London interbank Eurodollar market.

         Unmatured Event of Default shall mean any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

         Work Wear see Preamble.

         1.2 Conversion From Canadian Dollars to U.S. Dollars. Each time Canadian Dollars are to be expressed in their U.S. Dollar equivalent, or U.S. Dollars are to be expressed in their Canadian
Dollar equivalent as contemplated in this Agreement, such converted amount shall be computed by the Tranche B Agent at the spot rate on the date of determination. Where possible, such spot rate shall be determined by reference to the Bank of Canada noon exchange rate on the dealing screen as of 12:00 Noon, Toronto, Ontario time, on the date of determination.


         SECTION 2 TRANCHE A COMMITMENTS; TYPES OF TRANCHE A LOANS; PROCEDURES FOR BORROWING OR CONVERTING; PRO RATA TREATMENT; LETTERS OF CREDIT.

         2.1 Tranche A Revolving Commitments. Subject to the terms and conditions of this Agreement, each of the U.S. Banks, severally and for itself alone, agrees to make loans (herein collectively called the "Tranche A Revolving Loans" and individually each called a "Tranche A Revolving Loan") to G&K on a revolving basis from time to time before the Revolving Loan Termination Date in an amount not to exceed such Bank's Percentage of the Tranche A Revolving Loans from time to time requested by G&K; provided, however, that the aggregate principal amount of all Tranche A Exposure which the U.S. Banks shall be committed to have outstanding hereunder shall not at any time exceed the Tranche A Commitment Amount; and the aggregate principal amount of all Tranche A Exposure which any U.S. Bank shall be committed to have outstanding hereunder shall not at any time exceed such Bank's Percentage of the aggregate principal amount of the Tranche A Exposure which all U.S. Banks are then committed to have outstanding to G&K. The commitments of the U.S. Banks to make Tranche A Revolving Loans and participate in the risk and liability of outstanding letters of credit are herein collectively called the "Tranche A Revolving Commitments," and the commitment of each U.S. Bank is called its "Tranche A Revolving Commitment."

         2.2 Various Types of Loans. Each Borrowing under Tranche A may be funded by the U.S. Banks as Tranche A Floating Rate Loans or Eurodollar Loans (each being herein called a "Type of Loan"), as G&K shall specify in the related notice of Borrowing or conversion pursuant to Section 2.3 or 2.4. Tranche A Floating Rate Loans and Eurodollar Loans may be outstanding at the same time. It is understood, however, that (i) in the case of Tranche A Revolving Loans which are Eurodollar Loans, not more than four different Tranche A Loan Periods shall be outstanding at any one time, and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall be at least U.S.$500,000 or a higher integral multiple of U.S.$100,000.

         2.3 Procedures for Borrowing. G&K shall give notice to the Tranche A Agent of each proposed Borrowing not later than 10:30 a.m., Minneapolis time, on a U.S. Business Day which, in the case of a Borrowing that is to bear interest initially at a Tranche A Floating Rate, is the proposed date of such Borrowing or, in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate (Reserve Adjusted), is at least three U.S. Business Days prior to the proposed date of such Borrowing. Each such notice shall be effective upon receipt by the Tranche A Agent, shall be in writing, by telephone or by telecopy transmission, to be confirmed in writing by G&K if so requested by the Tranche A Agent (to be in the form of Exhibit A), shall specify whether the Borrowing is to bear interest initially at a Tranche A Floating Rate or a Eurodollar Rate (Reserve Adjusted), and (in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate (Reserve Adjusted)) shall specify the date and amount of the Borrowing that is to bear interest initially at a Eurodollar Rate (Reserve Adjusted) and the Tranche A Loan Period therefor. Promptly upon receipt of such notice (but in no event later than 12:00 Noon of the U.S. Business Day of receipt of such notice), the Tranche A Agent shall advise each U.S. Bank of the proposed Borrowing. At or before 2:00 p.m., Minneapolis time, on the requested Borrowing date, each Bank shall provide the Tranche A Agent at the principal office of the Tranche A Agent in Minneapolis with immediately available funds covering such Bank's Percentage of such Borrowing, and subject to the satisfaction of the conditions precedent set forth in Section 12 with respect to such Borrowing, the Tranche A Agent shall pay over such funds to G&K prior to the close of business on the requested Borrowing date. Each Borrowing with respect to a Tranche A Floating Rate Loan shall be in an amount equal to U.S.$500,000 or a higher integral multiple of U.S.$100,000.

         2.4 Converting Tranche A Floating Rate Loans to Eurodollar Loans; Procedures. So long as no Event of Default or Unmatured Event of Default shall exist, G&K may convert all or any part of any outstanding Tranche A Floating Rate Loans into Eurodollar Loans by giving notice to the Tranche A Agent of such conversion not later than 10:30 a.m., Minneapolis time, on a U.S. Business Day which is at least three U.S. Business Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Tranche A Agent, shall be in writing, by telephone or by telecopy transmission, to be confirmed in writing by G&K if so requested by the Tranche A Agent (in the form of Exhibit B), shall specify the date and amount of such conversion, the total amount of Tranche A Revolving Loans to be so converted and the Tranche A Loan Period therefor. Promptly upon receipt of such notice, the Tranche A Agent shall advise each U.S. Bank thereof. Each conversion of Tranche A Revolving Loans shall be on a U.S. Business Day, and the aggregate amount of each such conversion of Tranche A Floating Rate Loans to Eurodollar Loans shall be at least U.S.$500,000 or a higher integral multiple of U.S.$100,000.

         2.5 Procedures at End of a Loan Period. Unless G&K requests a new Eurodollar Loan in accordance with the procedures set forth below, each U.S. Bank shall automatically and without request by G&K, convert each Eurodollar Loan to a Tranche A Floating Rate Loan on the last day of the relevant Tranche A Loan Period. So long as no Event of Default or Unmatured Event of Default shall exist, G&K may cause all or any part of any outstanding Eurodollar Loans to continue to bear interest at a Eurodollar Rate (Reserve Adjusted) after the end of the then-applicable Tranche A Loan Period by notifying the Tranche A Agent not later than 10:30 a.m., Minneapolis time, on a U.S. Business Day which is at least three U.S. Business Days prior to the first day of the new Tranche A Loan Period. Each such notice shall be in writing, by telephone or by telecopy transmission, to be confirmed in writing by G&K if so requested by the Tranche A Agent (in the form of Exhibit C), shall be effective when received by the Tranche A Agent, and shall specify the first day of the applicable Tranche A Loan Period, the amount of the new Eurodollar Loans and the Tranche A Loan Period therefor. Promptly upon receipt of such notice, the Tranche A Agent shall advise each U.S. Bank thereof. Each new Tranche A Loan Period shall begin on a U.S. Business Day and the aggregate amount of the Tranche A Revolving Loans bearing the new Eurodollar Rate (Reserve Adjusted) shall be at least U.S.$500,000 or a higher multiple of U.S.$100,000.

         2.6 Pro Rata Treatment. All Borrowings, conversions and repayments shall be effected so that after giving effect thereto all Types of Tranche A Revolving Loans shall be pro rata among the U.S. Banks according to their respective Percentages.

         2.7 Issuing Letters of Credit. The Tranche A Agent agrees, on the terms and subject to the conditions set forth below, to issue one or more standby letters of credit for the account of G&K from time to time before the Revolving Loan Termination Date on the terms and subject to the conditions set forth below:

                  (a) Each new letter of credit issued pursuant to this Section
         2.7 and each letter of credit issued and outstanding on the date of this Agreement as set forth and described in Exhibit D is referred to herein as a "Letter of Credit". Notwithstanding anything in the foregoing to the contrary, the LC Amount outstanding at any one time may not exceed the lesser of (i) U.S.$10,000,000 or (ii) the Tranche A Commitment Amount less the aggregate outstanding principal balance of all outstanding Tranche A Revolving Loans. The expiration dates of the Letters of Credit shall not be later than the Revolving Commitment Termination Date. Each Letter of Credit will be issued upon no less than five U.S. Business Days' prior written application and agreement from G&K. The application requesting issuance of a Letter of Credit shall be on the standard form of the Tranche A Agent or such other form as may be agreed to by the Tranche A Agent and G&K. In the event that any of the terms of such application are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern. No Letter of Credit shall be issued unless on the date of issuance all of the conditions precedent specified in Section shall have been satisfied as fully as if the issuance of such Letter of Credit were a Tranche A Revolving Loan.

                  (b) As soon as practicable after issuing or amending any Letter of Credit, the Tranche A Agent will send a copy of the Letter of Credit or amendment and of the related reimbursement agreement to each U.S. Bank.

                  (c) G&K agrees to pay to the Tranche A Agent for the pro rata account of the U.S. Banks, a commission upon the undrawn face amount outstanding from time to time at the rate of 1.50% per annum (based on actual days elapsed and a 360-day year), payable quarterly in advance (pro rated, as appropriate) on the last U.S. Business Day of each March, June, September and December.

                  (d) Whenever a draft submitted under a Letter of Credit is paid by the Tranche A Agent, the Tranche A Agent is authorized to charge G&K's demand deposit account maintained with the Tranche A Agent for the amount of the draft. If sufficient funds are not available in such account, G&K agrees to pay the amount of the draft upon demand, with interest (based on actual days elapsed and a 360-day year) upon such amount at the Tranche A Reference Rate from and after the date such draft is paid by the Tranche A Agent to and including the date the amount of the draft is paid in full.

                  (e) The obligation of G&K to reimburse the Tranche A Agent for the amount of any payment made by the Tranche A Agent under any Letter of Credit shall be absolute, unconditional, and irrevocable, and G&K shall make all such payments without offset or counterclaim of any kind.

                  (f) G&K shall indemnify, protect, defend and hold harmless the Tranche A Agent and each U.S. Bank and their respective directors, officers, employees, attorneys and agents (collectively the "Indemnitees") from and against all losses, liabilities, claims, damages, judgments, costs and expenses, including but not limited to all reasonable attorneys' fees and legal expenses, incurred by the Indemnitees or imposed upon the Indemnitees at any time by reason of the issuance, demand for honor or honor of any Letter of Credit or the enforcement, protection or collection of the Tranche A Agent's claims against G&K under this Section 2.7 or by reason of any act or omission of any Indemnitee in connection with any of the foregoing; provided, however, such indemnification shall not extend to losses, liabilities, claims, damages, judgments, costs and expenses arising solely from any act or omission of an Indemnitee which constitutes gross negligence or wilful misconduct.

         2.8 Participation in Letters of Credit. Each U.S. Bank hereby assumes its Percentage of the risk and liability of repayment with respect to each Letter of Credit and shall be entitled to its Percentage of each commission paid by G&K with respect thereto as provided in Section 2.7 (c), subject to the following:

                  (a) In the event the Tranche A Agent makes any payment pursuant to the terms of any Letter of Credit and is not promptly reimbursed by G&K, the Tranche A Agent shall be entitled to request that each other U.S. Bank pay to the Tranche A Agent such Bank's Percentage of the unreimbursed amount. The Tranche A Agent shall make such request in writing addressed to each U.S. Bank, specifying the Letter of Credit number, the date of the drawing, the total unreimbursed amount and the U.S. Bank's Percentage of the unreimbursed amount. Upon receipt of any such notice prior to 10:00 a.m. Minneapolis time on a U.S. Business Day, the recipient shall be unconditionally and irrevocably obligated to pay its Percentage of the unreimbursed amount to the Tranche A Agent prior to the close of business on such date. Notices received after 10:00 a.m. Minneapolis time shall be deemed to have been received on the next following a U.S. Business Day. If payment is not made when due, interest on the unpaid amount shall accrue from and including the day of notice to, but not including, the day of payment at the Federal Funds Rate.

                  (b) After making any payment to the Tranche A Agent under subsection (a) in connection with a particular Letter of Credit, a U.S. Bank shall be entitled to participate to the extent of its Percentage in the related reimbursements received by the Tranche A Agent, whether in the form of payments by G&K, payments from third parties or otherwise. Upon receiving any such reimbursement, the Tranche A Agent will distribute to each U.S. Bank its Percentage of such reimbursement. Such distribution shall be made on the U.S. Business Day that the Tranche A Agent receives such reimbursement, if such reimbursement is received before 10:00 a.m. Minneapolis time on such U.S. Business Day, or on the U.S. Business Day following receipt of such reimbursement if such payment is received after 10:00 a.m. Minneapolis time.

                  (c) The Tranche A Agent will exercise the same care in the administration, payment and enforcement of the Letters of Credit and reimbursement obligations as it exercises with respect to letters of credit and reimbursement obligations which are for its account solely. In no event will the Tranche A Agent be liable to the other U.S. Banks for any error in judgment or for any action taken or omitted to be taken by it in connection with any Letter of Credit, except for willful misconduct or gross negligence.

         2.9 Tranche A Revolving Loans Denominated in U.S. Dollars. All Tranche A Revolving Loans shall be made to G&K in U.S. Dollars and shall be repaid by G&K in U.S. Dollars. All interest accruing on outstanding Tranche A Revolving Loans, all interest on and commissions payable with respect to Letters of Credit and all fees payable in connection therewith shall be computed, and paid, in U.S. Dollars.


         SECTION 3 TRANCHE B COMMITMENTS; TRANCHE B REVOLVING LOANS; CREATION OF BANKERS' ACCEPTANCES; PROCEDURES FOR BORROWING OR CONVERTING; PRO RATA TREATMENT.

         3.1 Tranche B Revolving Commitments. Subject to the terms and conditions of this Agreement, each of the Canadian Banks, severally and for itself alone, agrees to (i) make loans (herein collectively called the "Tranche B Revolving Loans" and individually each called a "Tranche B Revolving Loan") to Work Wear on a revolving basis and (ii) to create bankers' acceptances (herein collectively called the "Acceptances" and individually called an "Acceptance") from time to time before the Revolving Loan Termination Date in an amount not to exceed such Bank's Percentage of the Tranche B Revolving Loans or Acceptances from time to time requested by Work Wear; provided, however, that the aggregate principal amount of all Tranche B Exposure which the Canadian Banks shall be committed to have outstanding hereunder shall not at any time exceed the Tranche B Commitment Amount; and the aggregate principal amount of all Tranche B Exposure which any Canadian Bank shall be committed to have outstanding hereunder shall not at any time exceed such Bank's Percentage of the aggregate principal amount of Tranche B Exposure which all Canadian Banks are then committed to have outstanding to Work Wear. The commitments of the Canadian Banks to make Tranche B Revolving Loans and to create Acceptances are herein collectively called the "Tranche B Revolving Commitments," and the commitment of each Canadian Bank is called its "Tranche B Revolving Commitment."

         3.2 Various Types of Fundings. Each Borrowing under Tranche B may be funded by the Canadian Banks as either Tranche B Floating Rate Loans or the creation and acceptance of Acceptances (each being herein called a "Type of Loan"), as Work Wear shall specify in the related notice of Borrowing or conversion pursuant to Section 3.3 or 3.4. Tranche B Floating Rate Loans and Acceptances may be outstanding at the same time. It is understood, however, that
(i) in the case of Acceptances, not more than five different Tranche B Loan Periods shall be outstanding at any one time, and (ii) the aggregate principal amount of each Group of Acceptances shall be at least C.$3,000,000 or a higher integral multiple of C.$1,500,000.

         3.3 Procedures for Borrowing. Work Wear shall give notice to the Tranche B Agent of each proposed Borrowing not later than 12:00 Noon, Toronto, Ontario time, at least one Canadian Business Day prior to a Borrowing which will be funded as a Tranche B Floating Rate Loan and at least three Canadian Business Days prior to a Borrowing which will be funded through the discounting of Acceptances. Each such notice shall be effective upon receipt by the Tranche B Agent, shall be in writing, by telephone or by telecopy transmission, to be confirmed in writing by Work Wear if so requested by the Tranche B Agent (in the form of Exhibit E), shall specify whether the Borrowing is to bear interest initially at a Tranche B Floating Rate or is to be funded as a discounting of Acceptances, and (in the case of a Borrowing that is to be funded as a discounting of Acceptances) shall specify the date and amount of the Acceptances and the Tranche B Loan Period therefor. Promptly upon receipt of such notice (but in no event later than the end of the Canadian Business Day of receipt of such notice), the Tranche B Agent shall advise each Canadian Bank of the proposed Borrowing and all other relevant information with respect thereto. At or before 12:00 Noon, Toronto, Ontario time, on the requested Borrowing date, each Canadian Bank shall provide the Tranche B Agent at the principal office of the Tranche B Agent in Toronto, Ontario (unless any such Bank and the Tranche B Agent shall otherwise agree) with immediately available funds covering such Canadian Bank's Percentage of such Borrowing (constituting either proceeds of a Tranche B Floating Rate Loan or the BA Purchase Price with respect to the discounting of Acceptances), and subject to the satisfaction of the conditions precedent set forth in Section 12 with respect to such Borrowing, the Tranche B Agent shall pay over such funds to Work Wear prior to the close of business on the requested Borrowing date. Each Tranche B Borrowing constituting Tranche B Floating Rate Loans shall be in an amount not less than C.$500,000 and each Borrowing constituting the discounting of Acceptances shall be in an amount equal to C.$3,000,000 or a higher integral multiple of C.$1,500,000.

         3.4 Converting Tranche B Floating Rate Loans to Acceptances; Procedures. So long as no Event of Default or Unmatured Event of Default shall exist, Work Wear may convert all or any part of any outstanding Tranche B Floating Rate Loans into Acceptances by giving notice to the Tranche B Agent of such conversion not later than 12:00 Noon, Toronto, Ontario time, on a Canadian Business Day which is at least three Canadian Business Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Tranche B Agent, shall be in writing, by telephone or by telecopy transmission, to be confirmed in writing by Work Wear if so requested by the Tranche B Agent (in the form of Exhibit F), shall specify the date and amount of such conversion, the total amount of Tranche B Revolving Loans to be so converted and the Tranche B Loan Period therefor. Promptly upon receipt of such notice, the Tranche B Agent shall advise each Canadian Bank thereof. Each conversion of Tranche B Revolving Loans shall be on a Canadian Business Day, and the aggregate amount of each such conversion of Tranche B Floating Rate Loans to Acceptances shall be at least C.$3,000,000 or a higher integral multiple of C.$1,500,000.

         3.5 Procedures at End of a Loan Period. Unless Work Wear requests creation of new Acceptances in accordance with the procedures set forth below, each Canadian Bank shall automatically and without request by Work Wear, make a Tranche B Floating Rate Loan on the last day of the relevant Tranche B Loan Period in an amount sufficient to pay in full all Acceptances maturing on such day. So long as no Event of Default or Unmatured Event of Default shall exist, Work Wear may cause all or any part of any outstanding Acceptances to be renewed and reissued after the end of the then-applicable Tranche B Loan Period by notifying the Tranche B Agent not later than 12:00 Noon, Toronto, Ontario time, on a Canadian Business Day which is at least three Canadian Business Days prior to the first day of the new Tranche B Loan Period. Each such notice shall be in writing, by telephone or by telecopy transmission, to be confirmed in writing by Work Wear if so requested by the Tranche B Agent (in the form of Exhibit G), shall be effective when received by the Tranche B Agent, and shall specify the first day of the applicable Tranche B Loan Period, the amount of the new Acceptances to be created, and the Tranche B Loan Period therefor. Promptly upon receipt of such notice, the Tranche B Agent shall advise each Canadian Bank thereof. Each new Tranche B Loan Period shall begin on a Canadian Business Day and the aggregate amount of the new Acceptances being created shall be at least C.$3,000,000 or a higher integral multiple of C.$1,500,000.

         3.6 Pro Rata Treatment. All Borrowings, conversions and repayments shall be effected so that after giving effect thereto all Types of Loans (including both Floating Rate Loans and Acceptances) shall be pro rata among the Canadian Banks according to their respective Percentages.

         3.7 Bankers Acceptances. Acceptances shall be created, purchased and repaid in accordance with the following:

                  (a) Drafts tendered by Work Wear for acceptance by a Canadian Bank shall be in the form provided by such Canadian Bank to Work Wear and shall (i) be in the amount of C.$100,000, C.$500,000 or C.$1,000,000, individually and shall total such Canadian Bank's Percentage of a Borrowing, (ii) be dated the date of the Borrowing,
         (iii) mature and be payable by Work Wear on the last day of the Tranche B Loan Period designated by Work Wear with respect to such Drafts. Work Wear hereby renounces, and shall not claim, any days of grace for payment of any Acceptances.

                  (b) Not later than 12:00 Noon, Toronto, Ontario time, on any Drawing Date, each Canadian Bank shall (i) complete one or more Drafts dated the date of such Drawing, in an aggregate amount designated by the Tranche B Agent as being such Canadian Bank's proportion of a requested Drawing, (ii)stamp such Drafts as accepted by such Canadian Bank and (iii) provide for the discounting of such Acceptances in accordance with this Section 3.7.

                  (c) On the proposed Drawing Date, Work Wear shall pay to the Tranche B Agent for the account of each Canadian Bank accepting a Draft or Drafts, a stamping fee of one and one-half percent (1.50%) per annum computed on the basis of the face amount of the Draft being accepted and the term thereof (the "Acceptance Fee"); provided, however, that from and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Canadian Banks, Work Wear shall pay to the Tranche B Agent for the account of each Canadian Bank (i) with respect to currently outstanding Acceptances, an additional annual fee for the unexpired term of such Acceptances equal to two percent (2%) per annum and (ii) with respect to new Acceptances created thereafter, the Acceptance Fee shall be equal to three and one-half (3.50%) per annum.

                  (d) On the Drawing Date, each Canadian Bank shall deliver to the Tranche B Agent the applicable BA Purchase Price for the Acceptances created in accordance with notices received from the Tranche B Agent under Sections 3.3, 3.4 or 3.5, in accordance with
         Section 3.3. Acceptances purchased by a Canadian Bank may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market, in such Canadian Bank's sole discretion.

                  (e) To enable the Canadian Banks to create Acceptances in the manner specified in this Section 3.7, Work Wear shall supply the Canadian Banks with such number of Drafts as such Canadian Banks may reasonably request, duly endorsed and executed on behalf of Work Wear by any one or more of its officers. Each Canadian Bank shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Bank will, upon request of Work Wear, promptly advise Work Wear of the number and designations, if any, of the uncompleted Drafts then held by it. The signatures of such officers may be mechanically reproduced in facsimile and Drafts and Acceptances bearing such facsimile signatures shall be binding upon Work Wear as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signatures appear on any draft as one of such officers may no longer hold office as of the date thereof or as of the date of acceptance of a Draft by a Canadian Bank or at any time hereafter, any Draft so signed shall be valid and binding on Work Wear.

                  (f) Work Wear shall pay to the Tranche B Agent, and there shall become due and payable, at 12:00 Noon, Toronto, Ontario time, on the maturity date of each Acceptance, an amount in Canadian Dollars in immediately available funds equal to the face amount of such Acceptance. Work Wear shall make each payment of a maturing Acceptance by deposit of the required funds to the Tranche B Agent or by requesting the Tranche B Agent to debit Work Wear's demand deposit account for the amount of such funds. If Work Wear fails to pay the face amount of any Acceptance when and as the same shall become due, or renew the amount thereof pursuant to Section 3.5, the unpaid amount thereof shall automatically be converted to a Tranche B Floating Rate Loan in accordance with Section 3.5, with the proceeds of such Tranche B Revolving Loan being used to pay in full each maturing Acceptance.

         3.8 Tranche B Revolving Loans and Drafts Denominated in Canadian Dollars. All Tranche B Revolving Loans shall be made to Work Wear and all Drafts shall be payable in Canadian Dollars and shall be repaid by Work Wear in Canadian Dollars. All interest accruing on outstanding Tranche B Revolving Loans and fees payable in connection therewith and all Acceptance Fees shall be computed, and paid, in Canadian Dollars.

         3.9 Restrictions on Conversion From Acceptances to Loans. If at any time the annual interest rate which would be applicable to a Borrowing funded with Tranche B Floating Rate Loans is less than the annual effective interest rate on Acceptances (determined by applying the applicable Discount and Acceptance Fees to a Borrowing funded by the creation of Acceptances) (herein the "Pricing Differential"), the Tranche B Agent, in its discretion, by notice in writing to Work Wear, may require, and if the Pricing Differential equals or exceeds one percent (1%), the Tranche B Agent shall require, that Work Wear cause all or a portion of maturing Acceptances to be renewed and reissued in accordance with Section 3.5 hereof. Upon receipt of any such written notice from the Tranche B Agent, Work Wear shall cause such maturing Acceptances to be renewed and reissued in accordance with the applicable provisions of Section 3.5 hereof.

         3.10 Guaranty by G&K. Pursuant to the terms and conditions of the Guaranties, G&K shall guaranty to each Canadian Bank the due and prompt payment of each and every debt, liability and obligation arising hereunder or issued pursuant to the terms hereof which Work Wear may now or in any time hereafter owe to any Canadian Bank, including both principal and interest thereon, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, and including specifically, but not limited to, all indebtedness of Work Wear evidenced by the Revolving Notes executed and delivered to the Canadian Banks and all Acceptances issued on behalf of Work Wear as contemplated hereby.


         SECTION 4   NOTES EVIDENCING LOANS; INTEREST RATES; LOAN
                     PERIODS; COMPUTATION OF INTEREST AND FEES.

         4.1 Revolving Notes. The Revolving Loans of each Bank shall be evidenced by a promissory note (herein individually called a "Revolving Note" and collectively for all Banks called the "Revolving Notes") substantially in the form set forth in Exhibit H-1 (with respect to Tranche A Revolving Loans) and Exhibit H-2 (with respect to Tranche B Revolving Loans), with appropriate insertions, dated the Closing Date (or a date prior thereto satisfactory to the Agent), payable to the order of such Bank in the principal amount of the original Revolving Commitment of such Bank.

         4.2 Several Liability; Waivers. Subject in all events to G&K's liability as guarantor of Work Wear's obligations hereunder pursuant to the Guaranties, each of the Companies shall be severally (and not jointly) liable for payment of all indebtedness from time to time evidenced by each Revolving Note and each Acceptance executed and delivered by such Company and for all other obligations under this Agreement specified as the obligation of such Company. Each of the Companies shall be jointly and severally liable for all liabilities and obligations arising under this Agreement which are not expressly stated as the obligations of a particular Company (herein the "Joint and Several Obligations"). Each Company acknowledges and agrees that, with respect to Tranche A Revolving Loans and Letters of Credit, the Tranche A Agent will deal solely and exclusively with G&K and, with respect to Tranche B Revolving Loans and Acceptances, the Tranche B Agent will deal solely and exclusively with Work Wear. Each of the Companies hereby waives any and all defenses, claims, set-offs and discharges available to a surety, guarantor or accommodation co-obligor, dependent on its character as such and acknowledges that its liability for payment of all Joint and Several Obligations hereunder shall be joint, several, direct and non-contingent and shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the other Company with respect to any such indebtedness.

         4.3 Recordkeeping. Each Bank shall record in its records or, at its option, on schedules retained with its Note, the date and amount of each Loan made by such Bank, and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount of the Loans owing and unpaid by a Company. The failure so to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the respective obligations of the Companies hereunder or under any Note to repay the principal amount of the Loans, together with all interest accrued thereon.

         4.4 Interest on Loans. Each Company hereby agrees to pay interest on the unpaid principal amount of each Loan made to it for the period commencing on the date such Loan is made by a Bank until such Loan is paid in full, in accordance with the following:

                  4.4.1 Tranche A Floating Rate Loans. At all times while a Loan is a Tranche A Floating Rate Loan, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Tranche A Reference Rate.

                  4.4.2 Eurodollar Loans. At all times while a Loan is a Eurodollar Loan, the outstanding principal balance thereof shall bear interest for the applicable Tranche A Loan Period at an annual rate equal to (i) the Eurodollar Rate (Reserve Adjusted) established with respect such Loan in accordance with Section hereof and (ii) one and one-half percent (1- 1/2%).

                  4.4.3 Tranche B Floating Rate Loans. At all times while a Loan is a Tranche B Floating Rate Loan, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Tranche B Reference Rate.

                  4.4.4 Default Rate. From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Banks, the outstanding principal balance of each Loan shall bear interest, until paid in full, at a rate equal to (i) the interest rate otherwise in effect with respect thereto and (ii) two percent (2%) (the "Default Rate").

         4.5 Loan Periods. Each Eurodollar Loan and Acceptance shall commence on the date such Loan is made or converted, or the date on which a Drawing occurs, as the case may be, and shall continue for a Loan Period determined in accordance with the following:

                  4.5.1 Tranche A Loan Periods. Each Eurodollar Loan shall mature on the date which is one, two, three or six months after the date of funding or conversion, as the case may be, as G&K may specify in the related notice pursuant to Section 2.3, 2.4 or 2.5 (each such period, herein a "Tranche A Loan Period"); provided, however, that each Tranche A Loan Period which would otherwise end on a day which is not a U.S. Business Day shall end on the next succeeding U.S. Business Day (unless such next succeeding U.S. Business Day is the first U.S. Business Day of the calendar month, in which case such Tranche A Loan Period shall end on the immediately preceding U.S. Business Day).

                  4.5.2 Tranche B Loan Periods. Each Acceptance shall mature on the date which is approximately 30, 60, 90 or 180 days after the date of issuance, rollover or conversion, as the case may be, as Work Wear may specify in the related notice pursuant to Section 3.3, 3.4, 3.5 or (each such period herein a "Tranche B Loan Period"); provided, however, that:

                  (a) Each Tranche B Loan Period which would otherwise end on a day which is not a Canadian Business Day shall end on the next succeeding Canadian Business Day (unless such next succeeding Canadian Business Day is the first Canadian Business day of a calendar month, in which case such Tranche B Loan Period shall end on the immediately preceding Canadian Business Day); and

                  (b) Tranche B Loan Periods shall be designated so that the sum of:

                  (i) Tranche B Floating Rate Loans;

                  (ii) Acceptances having a Tranche B Loan Period ending on or prior to the next scheduled mandatory reduction of the Tranche B Commitment Amount under Section 6.1, 6.2; and

                  (iii) the unadvanced portions of the Tranche B Commitment Amount,

shall not be less than the amount of the next scheduled mandatory reduction of the Tranche B Commitment Amount under Section 6.1, 6.2.

         4.6 Interest Due Dates. Accrued interest on each Eurodollar Loan shall be payable on the last day of any Loan Period relating to such Loan; provided, however, that if any Loan Period is longer than three months, interest shall be payable monthly on the last day of each monthly period after commencement of such Loan Period and on the last day of such Loan Period. Accrued interest on each Tranche A Floating Rate Loan shall be payable in arrears on the last U.S. Business Day of each month and at a maturity or conversion of such Tranche A Floating Rate Loan to a Eurodollar Loan. Accrued interest on each Tranche B Floating Rate Loan shall be payable in arrears on the last Canadian Business Day of each month and at maturity or conversion of such Tranche B Floating Rate Loan to Acceptances. After maturity, accrued interest on each Loan shall be payable on demand.

         4.7 Setting and Notice of Rates. The applicable Eurodollar Rate for each Tranche A Loan Period shall be determined by the Tranche A Agent and the applicable BA Purchase Price for each Acceptance shall be determined by the Tranche B Agent, and notice thereof (which may be by telephone) shall be given by each such Agent promptly to the Company requesting such Loan or Acceptance and to each affected Bank. Each such determination shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Tranche A Agent, with respect to Eurodollar Loans, and the Tranche B Agent, with respect to Acceptances, upon written request of the appropriate Company or any Bank, shall deliver to the requesting Company or such Bank a statement showing the computations used by such Agent in making the determinations hereunder.

         4.8 Computation of Interest and Acceptance Fees. Interest on all Tranche A Revolving Loans and on all unreimbursed draws occurring under a Letter of Credit shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Interest on all Tranche B Revolving Loans and all Acceptance Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The applicable interest rate for all Floating Rate Loans shall change simultaneously with each change in the Tranche A Reference Rate or the Tranche B Reference Rate, as the case may be.

         4.9 Payment of Interest. Interest accrued on all Tranche A Revolving Loans shall be payable by G&K in U.S. Dollars, in immediately available funds, to the Tranche A Agent for the pro rata account of all U.S. Banks, based on their respective Percentages. Interest accrued on all Tranche B Revolving Loans shall be payable by Work Wear in Canadian Dollars, in immediately available funds, to the Tranche B Agent for the pro rata account of all Canadian Banks, based on their respective Percentages.

         4.10 Canadian Interest Act. Work Wear and the Canadian Banks agree that for purposes of the Interest Act (Canada) (i) the principle of "deemed reinvestment of interest" shall not apply to any calculation of interest under this Agreement and (ii) the rates of interest applicable to outstanding Tranche B Floating Rate Loans or otherwise specified in this Agreement are intended to be nominal rates and not effective rates or yields.


         SECTION 5   FEES.

         5.1 Facility Fees. Facility fees with respect to each Tranche will be paid as follows:

                  5.1.1 Tranche A Facility Fee. G&K hereby agrees to pay a facility fee equal to thirty thousand three hundred fifty-six U.S. Dollars (U.S.$30,356) on the Closing Date to the Tranche A Agent for the pro rata account of the U.S. Banks, to be shared among the U.S. Banks based upon their respective Percentages.

                  5.1.2 Tranche B Facility Fee. Work Wear hereby agrees to pay a facility fee equal to forty-six thousand seven hundred twenty-six Canadian Dollars (C.$46,726) on the Closing Date to the Tranche B Agent for the pro rata account of the Canadian Banks, to be shared among the Canadian Banks based upon their respective Percentages.

         5.2 Administration Fees. Work Wear agrees to pay the Tranche B Agent, solely for the account of the Tranche B Agent, an administration fee of fifteen thousand Canadian Dollars (C.$15,000) for the first year this Agreement is in effect, payable in immediately available funds on the Closing Date. Work Wear agrees to pay the Tranche B Agent an administration fee solely for the account of the Tranche B Agent for the next succeeding year this Agreement is in effect, in the amount of fifteen thousand Canadian Dollars (C.$15,000), unless Work Wear and the Tranche B Agent agree to a lesser fee mutually acceptable to both Work Wear and the Tranche B Agent. There shall be no administration fees payable to Norwest in its capacity as Agent or Tranche A Agent hereunder.

         5.3 Unused Commitment Fees. Commitment fees with respect to each Tranche will be paid as follows:

                  5.3.1 Tranche A Unused Commitment Fee. G&K hereby agrees to pay an unused commitment fee computed at the rate of three-eighths of one percent (.375%) per annum on the daily average amount by which the Tranche A Commitment Amount exceeds the Tranche A Exposure (the "Unused Tranche A Portion"), payable in U.S. Dollars to the Tranche A Agent for the account of the U.S. Banks, for the period commencing on the date hereof to and including the Revolving Loan Termination Date. With respect to such fee, one quarter percent (.25%) per annum on the Unused Tranche A Portion shall be shared by the U.S. Banks (including the Tranche A Agent) pro rata based upon their respective Percentages and one eighth percent (.125%) per annum on the Unused Tranche A Portion shall be retained by the Tranche A Agent solely for its own account.

                  5.3.2 Tranche B Unused Commitment Fee. Work Wear hereby agrees to pay an unused commitment fee computed at the rate of three-eighths of one percent (.375%) per annum on the daily average amount by which the Tranche B Commitment Amount then in effect exceeds the Tranche B Exposure (the "Unused Tranche B Portion"), payable in Canadian Dollars to the Tranche B Agent for the account of the Canadian Banks, commencing on the date hereof and continuing to and including the Revolving Loan Termination Date. With respect to such fee, one quarter percent (.25%) per annum on the Unused Tranche B Portion shall be shared by the Canadian Banks (including the Tranche B Agent) pro rata based upon their respective Percentages and one eighth percent (.125%) per annum on the Unused Tranche B Portion shall be retained by the Tranche B Agent solely for its own account.

                  5.3.3 Payment Dates. All unused commitment fees payable under this Section 5.3 shall be payable in arrears on the last day of each June, September, December and March, and on the Revolving Loan Termination Date, with the first such payment becoming due and payable on June 30, 1994.

         5.4 Payment of Fees. All fees payable to the Tranche A Agent or to any U.S. Bank under this Section 5 shall be payable by G&K in U.S. Dollars in immediately available funds, and shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All fees payable to the Tranche B Agent or to any Canadian Bank under this Section 5 shall be payable by Work Wear in Canadian Dollars, in immediately available funds, and shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.


         SECTION 6   REDUCTION OR TERMINATION OF THE COMMITMENTS;
                     PREPAYMENT.

         6.1 Voluntary Reduction or Termination of the Revolving Commitments. G&K or Work Wear, as the case may be, may from time to time on at least three U.S. or Canadian Business Days', as the case may be, prior written notice received by the appropriate Agent (which shall promptly advise each Bank of the affected Tranche), permanently reduce the amount of the Tranche A Commitment Amount, with respect to G&K, or the Tranche B Commitment Amount, with respect to Work Wear. Each such voluntary reduction shall be pro rata as to the Revolving Commitments of the Banks in the Tranche being reduced, according to each such Bank's respective Percentage. Any such voluntary reduction shall be in an aggregate amount of $500,000 or a higher integral multiple of $100,000 denominated in the appropriate currency. Any voluntary reduction of the Tranche B Commitment Amount under this Section 6.1 shall reduce pro rata the quarterly mandatory reductions of the Tranche B Revolving Commitments required by Section 6.1, 6.2. Each Company may at any time on like notice prior to the Revolving Loan Termination Date terminate its respective Revolving Commitment (but one Tranche may not be terminated without the concurrent termination of the other Tranche) upon payment in full of the Revolving Notes and the other obligations of such Company hereunder and termination of each outstanding Letter of Credit.

         6.2 Mandatory Reduction of Tranche B Commitment Amount. The Tranche B Commitment Amount shall be automatically and permanently reduced by consecutive quarterly reductions of three hundred seventy-five thousand Canadian Dollars (C.$375,000) each, with the first such reduction occurring on the last day of September, 1994, and with each subsequent reduction occurring on the last day of each December, March, June and September thereafter until the Revolving Loan Termination Date. Each mandatory reduction of the Tranche B Commitment Amount shall be pro rata as to each Canadian Bank's Revolving Commitment, according to such Canadian Bank's respective Percentage.

         6.3 Voluntary Prepayments. Subject to Section 8, each Company may from time to time prepay its respective Loans in whole or in part without premium or penalty, provided that (i) each prepayment of Tranche A Revolving Loans shall be made to the Tranche A Agent at its office in Minneapolis, not later than 12:00 Noon, Minneapolis time on a U.S. Business Day, and funds received after that hour shall be deemed to have been received by the Tranche A Agent on the next following U.S. Business Day, (ii) each prepayment of Tranche B Revolving Loans shall be made upon not less than one Canadian Business Day's prior written notice to the Tranche B Agent (in the form of Exhibit K), with payment made to the Tranche B Agent at its office in Toronto, Ontario, not later than 12:00 Noon, Toronto, Ontario time on a Canadian Business Day, and funds received after that hour shall be deemed to have been received by the Tranche B Agent on the next following Canadian Business Day and (iii) each partial prepayment of Tranche A Revolving Loans shall be in a principal amount of at least U.S.$100,000, (iv) each partial payment of Tranche B Revolving Loans shall be in a principal amount of at least C.$500,000 and (v) each partial prepayment received from a Company shall be applied against its respective Loans in the appropriate Tranche pro rata according to each Bank's respective Percentage of the Loans being prepaid.

         6.4 Mandatory Prepayment of Tranche B Revolving Loans. Work Wear shall make a mandatory prepayment of the Tranche B Revolving Loans if, and to the extent that, the outstanding principal balance of the Tranche B Revolving Loans exceeds the applicable Tranche B Commitment Amount, as the same is reduced in accordance with Section 6.1, 6.2 hereof. Any such partial prepayment shall be applied against Tranche B Revolving Loans pro rata according to each Canadian Bank's respective Percentage as follows: first to the Tranche B Floating Rate Loans; second to Acceptances having a Tranche B Loan Period ending on the date of the mandatory prepayment; and third to any remaining Acceptances, together with such additional amounts as may be payable pursuant to Section 8.5.


         SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF.

         7.1 Making of Payments.

                  7.1.1 Tranche A Payments. All payments of principal of and interest on the Notes held by U.S. Banks shall be made to the Tranche A Agent for the account of the U.S. Banks pro rata according to the respective unpaid principal amounts of the Notes held by them. All payments of fees pursuant to Sections 5.1.1 and 5.3.1 shall be made to the Tranche A Agent for the account of the U.S. Banks pro rata according to their Percentages. All payments of commissions payable in accordance with Section 2.7 (c) shall be made to the Tranche A Agent for the account of the U.S. Banks according to their Percentages. All such payments shall be made to the Tranche A Agent at its office in Minneapolis, not later than 12:00 Noon, Minneapolis time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Tranche A Agent on the next following U.S. Business Day. G&K hereby authorizes the Tranche A Agent to charge G&K's general deposit account maintained with the Tranche A Agent for the amount of any such payment on the due date therefor, but the Tranche A Agent's failure to so charge such account shall in no way affect the obligation of G&K to make any such payment. The Tranche A Agent shall remit to each U.S. Bank in immediately available funds on the same U.S. Business Day as received by the Agent its share of all such payments received in collected funds by the Tranche A Agent for the account of such U.S. Bank. If the Tranche A Agent fails to remit any payment to any U.S. Bank when required hereby, the Tranche A Agent shall pay interest on demand to that U.S. Bank for each day during the period commencing on the date such remittance was due until the date such remittance is made at a rate equal to the Federal Funds Rate for such day. All payments under Section 8.1 or 8.5 shall be made by G&K directly to the U.S. Bank or U.S. Banks entitled thereto.

                  7.1.2 Tranche B Payments. All payments on account of Acceptances and all principal of and interest on the Notes held by Canadian Banks shall be made to the Tranche B Agent for the account of the Canadian Banks pro rata according to the respective Acceptances created by them and the unpaid principal amounts of the Notes held by them. All payments of fees pursuant to Section 5.2 shall be made to the Tranche B Agent for its own account, and all payments of fees pursuant to Section 5.1.2 and 5.3.2 shall be made to the Tranche B Agent for the account of the Canadian Banks pro rata according to their Percentages. All such payments shall be made to the Tranche B Agent at its office in Toronto, Ontario, not later than 12:00 Noon, Toronto, Ontario time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Tranche B Agent on the next following Canadian Business Day. Work Wear hereby authorizes the Tranche B Agent to charge Work Wear's general deposit account maintained with the Tranche B Agent for the amount of any such payment on the due date therefor, but the Tranche B Agent's failure to so charge such account shall in no way affect the obligation of Work Wear to make any such payment. The Tranche B Agent shall remit to each Canadian Bank in immediately available funds on the same Canadian Business Day as received by the Tranche B Agent its share of all such payments received in collected funds by the Tranche B Agent for the account of such Canadian Bank. If the Tranche B Agent fails to remit any payment to any Canadian Bank when required hereby, the Tranche B Agent shall pay interest on demand to that Tranche B Bank for each day during the period commencing on the date such remittance was due until such date as the remittance was made at a rate equal to the Canadian Bank Rate for such date. All payments under Section 8.1 or 8.5 shall be made by Work Wear directly to the Canadian Bank or Canadian Banks entitled thereto.

         7.2 Effect of Payments. Each payment by a Company to an Administrative Agent for the account of any Bank pursuant to Section 7.1 shall be deemed to constitute payment by such Company directly to such Bank, provided, however, that in the event any such payment by a Company to an Administrative Agent is required to be returned to such Company for any reason whatsoever, then such Company's obligation to such Bank with respect to such payment shall be deemed to be automatically reinstated.

         7.3 Distributions by Administrative Agents. Unless an Administrative Agent shall have been notified by a Bank or a Company prior to the date on which such Bank or a Company is scheduled to make payment to such Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of a Company) a payment to an Administrative Agent for the account of one or more of the Banks hereunder (such payment by a Bank or a Company (as the case may be) being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the appropriate Administrative Agent, such Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Company (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to such Administrative Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate (i) equal to the Federal Funds Rate for such day, in the case of a Required Payment owing by a U.S. Bank, (ii) equal to the Canadian Bank Rate for such day in the case of a Required Payment owing by a Canadian Bank, or
(iii) equal to the applicable rate of interest as provided in this Agreement, in the case of a Required Payment owing by such Company.

         7.4 Due Date Extension. If any payment of principal of any of the Loans or Acceptances or any fees or commissions payable hereunder falls due on a Saturday, Sunday or other day which is not a U.S. Business Day, in the case of Tranche A payments, or a Canadian Business Day, in the case of Tranche B payments, then such due date shall be extended to the next following U.S. Business Day or Canadian Business Day, as the case may be, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

         7.5 Proration of Payments. Subject to any contrary provisions set forth in Section 13.4 (with respect to sharing after the occurrence of an Event of Default), if any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note or any Acceptance in excess of its pro rata share of payments and other recoveries obtained by the other Banks of its Tranche, such Bank shall promptly give notice of such fact to the appropriate Administrative Agent and shall purchase from such other Banks in its Tranche a participation in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchaser restored to the extent of such recovery (but without interest thereon).

         7.6 Setoff. The Companies agree that each Bank shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Companies (and each of them) agree that at any time (i) any amount owing by a Company (or both of them) under this Agreement is due to any Bank or (ii) any Event of Default exists, each Bank may apply to the payment of any amount owing by a Company under this Agreement any and all balances, credits, and deposits, accounts or moneys of the Company then or thereafter in the possession of such Bank.

         7.7 Application of Certain Payments. Except as otherwise provided herein, each payment of principal shall be applied to such type of obligations within a Tranche as a Company shall direct by notice to be received by the appropriate Administrative Agent on or before the date of such payment, or in the absence of such notice, as the appropriate Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its pro rata share of any such payment, the appropriate Administrative Agent shall advise such Bank as to the application of such payment.

         7.8 Taxes. All payments made by either Company to either Administrative Agent or any Bank (herein any "Payee") under or in connection with this Agreement or the Notes or Acceptances shall be made without any setoff or other counterclaim, and free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of the Payee by the government or other authority of the country, state or political subdivision in which such Payee is incorporated or in which the office through which the Payee is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. If a Company is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) it will:

                   (i) pay to the relevant authorities the full amount required to be so withheld or deducted;

                  (ii) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by each Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such Payee would have received had no such deductions or withholdings been made; and

                  (iii) promptly forward to the appropriate Administrative Agent (for delivery to such Payee) an official receipt or other documentation satisfactory to such Agent evidencing such payment to such authorities.

         If any Taxes otherwise payable by a Company pursuant to the foregoing paragraph are directly asserted against any Payee, such Payee may pay such taxes and the affected Company promptly shall reimburse such Payee to the full extent otherwise required by such paragraph. The obligations of each Company under this
Section 7.8 shall survive any termination of this Agreement.

         The amount that any Company shall be required to pay to any Bank pursuant to the foregoing clause (ii) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which such Bank receives as the result of such Company's payment to the relevant authorities as reasonably determined by such Bank; provided, however, that if such Bank shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the affected Company shall promptly remit to such Bank the amount certified by such Bank to be the amount necessary to restore such Bank to the position it would have been in if no payment had been made pursuant to this sentence.


         SECTION 8   INCREASED COSTS; SPECIAL PROVISIONS FOR FIXED RATE
                     LOANS.

         8.1 Increased Costs.

                  (a) If (i) Regulation D of the Board of Governors of the Federal Reserve System or (ii) after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                  (A) shall subject any Bank to or cause the withdrawal or termination of any exemption previously granted any Bank with respect to, any tax, duty or other charge with respect to its Fixed Rate Loans or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdictions in which such Bank's principal executive office is located); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section ), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank; or

                  (C) shall impose on any Bank any other condition affecting its making, maintaining or funding of its Fixed Rate Loans or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note with respect to Fixed Rate Loans, then the affected Bank will notify the appropriate Company and the Agent within 90 days after discovering such increased cost and within 15 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the notified Company shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction.

                  (b) Each Bank will promptly notify the appropriate Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.1. If any Company receives notice from any Bank of any event which will entitle such Bank to compensation pursuant to this
         Section 8.1, such Company may prepay any then-outstanding Fixed Rate Loan or notify the appropriate Administrative Agent (which shall promptly notify each Bank) that any pending request for a Fixed Rate Loan shall be deemed to be a request for a Floating Rate Loan, in each case subject to the provisions of Section 8.2.

         8.2 Capital Adequacy. If any Bank determines at any time that such Bank's Return has been reduced as a result of any Capital Adequacy Rule Change, such Bank may require the appropriate Company to pay to such Bank the amount necessary to restore the Bank's Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section 8.2:

                  (a) "Return", for any calendar quarter or shorter period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by a Bank under this Agreement during such period by (ii) the average capital such Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for a Bank for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (b) "Capital Adequacy Rule" means any law, rule, regulation or guideline regarding capital adequacy that applies to a Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments, letters of credit and bankers' acceptances.

                  (c) "Capital Adequacy Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that a Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Bank's financial condition.

                  (d) The initial notice sent by a Bank shall be sent as promptly as practicable after such Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore the Bank's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in the Bank's Return and the Bank's calculation of the amount of such reduction. Thereafter, the Bank may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore the Bank's Return for that quarter. A Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error.

         8.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Loan Period:

                  (a) the Tranche A Agent determines that deposits in U.S. Dollars (in the applicable amounts), as the case may be, are not being offered to such Administrative Agent in the relevant market for the relevant Loan Period; or

                  (b) the Tranche A Agent determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                  (c) the Tranche B Agent determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the market for bankers' acceptances denominated in Canadian Dollars there is no market in Canada for such bankers' acceptances or that the demand therefor is insufficient to justify the Canadian Banks continuing to create and sell (or purchase) bankers' acceptances in such market; or

                  (d) Banks having an aggregate Percentage of 60% or more of a Tranche advise the appropriate Administrative Agent that the Eurodollar Rate (Reserve Adjusted), the BA Purchase Price or the Acceptance Fee, as determined by such Administrative Agent, will not adequately and fairly reflect the cost to such Banks of maintaining, funding or creating (as the case may be) Loans or Acceptances for such Loan Period, or that the making, funding or creating (as the case may be) of Fixed Rate Loans or Acceptances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Fixed Rate Loans or Acceptances, then the appropriate Administrative Agent shall promptly notify the affected parties and (i) in the event of any occurrence described in the foregoing clause
(b) and (c), the affected Company shall enter into good faith negotiations with each affected Bank in order to determine an alternate method to determine appropriate alternative pricing and funding for such Bank, and during the pendency of such negotiations with any Bank, such Bank shall be under no obligation to make Fixed Rate Loans or create Acceptances, as the case may be, and (ii) in the event of any occurrence described in the foregoing clause (a) or
(d), for so long as such circumstances shall continue no Bank of the affected Tranche shall be under any obligation to make Fixed Rate Loans or create Acceptances as the case may be.

         8.4 Illegality. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it (or, in the good faith judgment of the applicable Bank, shall raise a substantial question as to whether it is) unlawful for a Bank (any such Bank herein called an "Affected Bank") to make, maintain or fund Fixed Rate Loans or create, sell or purchase Acceptances, then (a) the Affected Bank shall promptly notify each of the other parties hereto, and (b) the obligation of the Affected Bank to make, maintain or convert into Fixed Rate Loans or create, sell or purchase Acceptances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) for the duration of such unlawfulness, any notice by a Company pursuant to Section 2.3, 2.4, 2.5, 3.3, 3.4, 3.5 or 3.7 requesting Banks to make Fixed Rate Loans or create, sell or purchase Acceptances shall, as to the Affected Bank, be construed as a request to make or to continue making Floating Rate Loans in the amount of such Affected Bank's Percentage of the total amount of the Borrowing requested.

         8.5 Funding Losses. Each Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) such Company will indemnify such Bank against any loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Fixed Rate Loans or in connection with the creation, sale, purchase or payment of Acceptances), as reasonably determined by such Bank, (i) as a consequence of any failure by such Company to make any payment when due of any amount due hereunder in connection with any Fixed Rate Loan or Acceptance, or (ii) due to any failure of such Company to borrow or convert any Fixed Rate Loans or to accept proceeds of any Acceptance or provide Drafts or complete any Borrowing by way of the discount of Acceptances on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment (including any prepayment pursuant to Section 6 or Section 8.1(b)) of any Fixed Rate Loan or Acceptance on a date other than the last day of the applicable Loan Period. For this purpose, all notices of Borrowing, conversion or renewal pursuant to this Agreement shall be deemed to be irrevocable.

         8.6 Right of U.S. Banks to Fund through Other Offices. Each U.S. Bank may, if it so elects, fulfill its commitment as to any Fixed Rate Loan by causing a foreign branch or affiliate of such U.S. Bank to make such Fixed Rate Loan, provided that in such event the obligation of G&K to repay such Fixed Rate Loan shall nevertheless be to such U.S. Bank and shall be deemed held by such U.S. Bank, to the extent of such Fixed Rate Loan, for the account of such branch or affiliate.

         8.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it deems fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Fixed Rate Loan during each Loan Period for such Fixed Rate Loan through the purchase of deposits having a maturity corresponding to such Loan Period and bearing an interest rate equal to the appropriate Fixed Rate for such Loan Period.

         8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3, 8.4 or 8.5 shall be conclusive absent demonstrable error. Each Bank may use reasonable averaging and attribution methods in determining compensation pursuant to Sections 8.1 and 8.5, and the provisions of such Sections shall survive termination of this Agreement.


         SECTION 9   WARRANTIES.

         To induce the Agents and Banks to enter into this Agreement, to make Loans, issue Acceptances and issue Letters of Credit, each Company hereby warrants to the Agents and each Bank that:

         9.1 Organization, Etc. G&K is a corporation duly existing and in good standing under the laws of the State of Minnesota; Work Wear is a corporation duly existing and in good standing under the laws of the Province of Ontario; each Subsidiary is a corporation duly existing and in good standing under the laws of the jurisdiction of its respective incorporation; and G&K and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and where the failure to so qualify would have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of G&K and its Subsidiaries on a consolidated basis.

         9.2 Authorization; No Conflict. The execution, delivery and performance by the Companies of this Agreement and the execution by the Companies of the Loan Documents to which they are parties are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict or result in a default under, or the creation or imposition of any lien, mortgage, security interest or encumbrance of any kind on any of the properties of either Company or any Subsidiary pursuant to, any provision of any law, regulation (including, without limitation, applicable regulations of the Board of Governors of the Federal Reserve System), order or decree or of the charter or by-laws of either Company or (assuming the repayment of the Debt to be Retired on or before the Closing
Date) of any material agreement, indenture, instrument, order or decree which is binding upon the Company or any Subsidiary.

         9.3 Validity and Binding Nature. This Agreement is, and each Loan Document when duly executed and delivered will be, the legal, valid, and binding obligations of the Company executing such Loan Document, enforceable against such Company in accordance with their respective terms.

         9.4 Financial Information, etc. (a) G&K's audited consolidated financial statements as at July 3, 1993, copies of which have been furnished to the Agent, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal year, except as disclosed in Schedule 9.4 and fairly present the financial condition of G&K and its Subsidiaries as at such date and the results of their operations for the period then ended, and since such date there has been no material adverse change in their financial condition, operations or prospects; and (b) the so-called "Seven Year Cash Flow Projection Through 2000" dated October 28, 1993, copies of which have been furnished to the Agent, represent G&K's best estimate of the anticipated financial condition and operations of G&K and its Subsidiaries for each such period therein described based on assumptions which G&K believes are reasonable and which are disclosed therein.

         9.5 Litigation and Contingent Liabilities. No Material Litigation is pending or, to the best of the Companies' knowledge, threatened, and no Material Litigation Development has occurred, except as set forth in Schedule 9.5. Other than (i) any liability incident to such Material Litigation or Material Litigation Development or (ii) as disclosed in the financial statements referred to in Section 9.4(a), neither Company nor any Subsidiary has any contingent liabilities which might be material to G&K and its Subsidiaries on a consolidated basis.

         9.6 Liens. None of the assets of either Company or any Subsidiary is subject to any material lien, encumbrance, security interest or mortgage of any kind except (i) current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves have been established, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and (iii) to the extent shown in Schedule 9.6.

         9.7 Subsidiaries. All Subsidiaries are listed in Schedule 9.7.

         9.8 Employee Benefit Plans. Each ERISA Plan as to which either Company or any ERISA Affiliate may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event has occurred with respect to any ERISA Plan that is a Defined Benefit Plan sponsored by either Company or any ERISA Affiliate which will have the effect of creating a liability of either Company or any ERISA Affiliate which will be material to either Company and its Subsidiaries on a consolidated basis; (ii) neither G&K nor any ERISA Affiliate has withdrawn from any ERISA Plan that is a Multi-Employer Plan or initiated steps to do so, except in accordance with all applicable requirements of law and regulations and in a manner which will not create a liability of either Company or any ERISA Affiliate which will be material to G&K and its Subsidiaries on a consolidated basis; (iii) no steps have been taken to terminate any Pension Plan except in accordance with all applicable requirements of law and regulations and in a manner which will not create a liability of the Company or any ERISA Affiliate which will be material to G&K and its Subsidiaries on a consolidated basis; and (iv) during the twelve consecutive months prior to any date on which this representation may be made or re-made, no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f)(1) of ERISA. Neither Company has a contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Title I of ERISA and (ii) as set forth on Schedule 9.8.

         9.9 Investment Company Act. Neither Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         9.10 Public Utility Holding Company Act. Neither Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         9.11 Information. No information furnished or to be furnished by or on behalf of either Company or any Subsidiary to the Agent or any Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not materially misleading.

         9.12 Use of Proceeds. The proceeds of the Loans shall be used exclusively (i) to repay all outstanding indebtedness issued pursuant to the Prior Credit Agreement and pursuant to the CIBC Loan Agreement, as listed on
Schedule 9.12 hereto (collectively the "Debt to be Retired") and (ii) for ordinary working capital purposes of the Companies.

         9.13 Ownership of Properties. The Companies and each Subsidiary have good and marketable title to or valid leasehold interests in all of the properties and assets necessary to such entity in the conduct of the business presently conducted by it.

         9.14 Hazardous Substances. Except as disclosed in Schedule 9.14, hereto, to the best of each Company's knowledge after reasonable inquiry, neither G&K or any Person, nor Work Wear or any Person, has ever caused or permitted any Hazardous Substance in the case of G&K, or Hazardous Materials in the case of Work Wear, to be disposed of in any manner which might result in any material liability to either Company or any of the Subsidiary on, under or at any real property which is operated by either Company or any Subsidiary or in which either Company or any Subsidiary has any interest; and, to the best of each Company's knowledge after reasonable inquiry, no such real property has ever been used (either by a Company or by any other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance in the case of G&K or Hazardous Materials in the case of Work Wear, except to the extent any such real property has been used by a Company or any Subsidiary as a temporary storage site for Hazardous Substances in the case of G&K or Hazardous Materials in the case of Work Wear incidental to the business of a Company or a Subsidiary and stored in accordance with all applicable Environmental Laws in the case of G&K or the Environmental Protection Act (Ontario) or other applicable Canadian federal, provincial or municipal law in the case of Work Wear.

         9.15 Insurance. Each of the Companies and each Subsidiary carries all insurance required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.


         SECTION 10   AFFIRMATIVE COVENANTS.

         Until the expiration or termination of the Revolving Commitments, expiration of each outstanding Letter of Credit and payment of each outstanding Acceptance and thereafter until payment in full of all liabilities hereunder and under the Loan Documents, the Companies agree that, unless at any time the Required Banks shall otherwise expressly consent in writing:

         10.1 Reports, Certificates and Other Information. The Companies will furnish to each Bank or, with respect to Section 10.1.8, 10.1.9 to each Canadian Bank, the following:

                  10.1.1 Audit Report. Within 120 days after the last day of each fiscal year of G & K, copies of an annual audit report of G&K and its Subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles, including consolidated balance sheets, income statements and statements of cash flows for G&K and its Subsidiaries, duly certified without qualification by independent certified public accountants of recognized standing selected by G&K and acceptable to the Required Banks, together with a certificate from such accountants stating that, in making the examination necessary for the signing of such annual audit report, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any, being taken to cure it, and certified as to fair presentation by G&K's chief financial officer.

                  10.1.2 Interim Reports. Within 45 days after the last day of each quarter of each fiscal year of G&K, a copy of the unaudited financial statements of G&K and its Subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles (subject to normal year-end adjustments), including consolidated balance sheets as at the close of such quarter, income statements and statements of cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter and showing corresponding figures for such quarter and period of the immediately preceding fiscal year, for G&K and its Subsidiaries signed by the chief financial officer of G&K and certified as to fair presentation by such chief financial officer.

                  10.1.3 Certificate. Contemporaneously with the furnishing of a copy of each annual audit report and of each quarterly statement provided for in this Section 10.1, a certificate substantially in the form of Exhibit I, dated the date of such annual report or such quarterly statement and signed by the chief financial officer of G&K to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it and containing a computation of, and showing the computations as to and compliance with each of the financial covenants and ratios contained in Section 10.8, 10.9, 10.10, 10.11 and 10.11, 10.12.

                  10.1.4 Reports to SEC and Shareholders. Copies of each filing and report made by G&K or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, and of each communication from G&K to shareholders generally, promptly upon the filing or making thereof.

                  10.1.5 Notice of Default, Litigation and ERISA Matters. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the appropriate Company or Subsidiary affected with respect thereto:
         (i) the occurrence of an Event of Default or an Unmatured Event of Default, including, without limitation, the occurrence of an "Event of Default" as defined under the Met Life Loan Agreement or under any note issued pursuant thereto or an event which, with the passage of time or the giving of notice, or both, would be such an "Event of Default" under the Met Life Loan Agreement or any note issued pursuant thereto,
         (ii) the institution of any Material Litigation or the occurrence of any Material Litigation Development, (iii) without limiting the foregoing provisions, the occurrence of a Reportable Event under, or the institution of steps by the appropriate Company or any ERISA Affiliate to withdraw from, or the institution of any steps to terminate, or the failure to make a timely contribution to any Pension Plan as to which the appropriate Company or any ERISA Affiliate may have any liability if the liability resulting from the occurrence of such Reportable Event, or from such withdrawal, termination or contribution failure, would be material to G&K and its Subsidiaries on a consolidated basis, or (iv) any other occurrence deemed by G&K to be a materially adverse event.

                  10.1.6 Projections. Prior to the end of each fiscal year of G&K, projections which present in reasonable detail G&K's best estimate of the anticipated financial condition and operations of G&K and its Subsidiaries for the succeeding fiscal year, including projected balance sheets, income statements and statements of cash flow and material assumptions.

                  10.1.7 Waivers and Amendments to Met Life Loan Agreement. Within ten (10) U.S. Business Days after the execution of any amendment, waiver or other modification or extension of any kind to the Met Life Loan Agreement and related documents, a copy of such amendment, waiver or other modification or extension. Nothing in this
         Section 10.1.7 shall be deemed to amend the obligations of G&K under
         Section 11.12.

                  10.1.8 Work Wear Financial Reports. Within forty-five (45) days after the last day of each quarter of each fiscal year of Work Wear, a copy of the unaudited financial statements of Work Wear, prepared in conformity with generally accepted accounting principles (subject to normal year-end adjustments), including the balance sheets as at the close of such quarter or year, as the case may be, income statements and statements of cash flows for such quarter or year, as the case may be, and for the period from the beginning of such fiscal year to the close of such quarter or year, as the case may be, and showing corresponding figures for such period of the immediately preceding fiscal year, signed by the chief financial officer of Work Wear and certified as to fair presentation by such chief financial officer.

                  10.1.9 Other Information. From time to time such other information concerning either Company or any Subsidiary as any Agent or any Bank may reasonably request, including without limitation a list of intercompany loans and advances.

         10.2 Books, Records, and Inspections. Each Company will maintain, and cause each Subsidiary to maintain, complete and accurate books and records; permit, and cause each Subsidiary to permit, at reasonable times and on reasonable notice, access by the Agent or any Bank to the books and records of such Company and of each Subsidiary; and permit, and cause each Subsidiary to permit, at reasonable times and on reasonable notice, the Agent or any Bank to inspect the properties and operations of the Companies and each Subsidiary.

         10.3 Insurance. Each Company will maintain, and cause each Subsidiary to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

         10.4 Compliance with Laws. Each Company will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or the consolidated financial condition of G&K and its Subsidiaries.

         10.5 Payment of Taxes and Other Claims. Each Company will pay or discharge, and will cause each Subsidiary to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Company or any Subsidiary; provided, that neither Company nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         10.6 Maintenance of Properties. Each Company will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section 10.6 shall prevent either Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Company or the appropriate Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks.

         10.7 Preservation of Corporate Existence. Except as permitted by
Section 11.16, each Company will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchise; provided, however, that neither Company nor any Subsidiary shall be required to preserve any of its rights, privileges, and franchises (other than its own corporate existence) if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Company or the appropriate Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Banks.

         10.8 Capitalization Ratio. G&K will maintain as at the end of each of G&K's fiscal quarters, on a consolidated basis, the ratio of (i) all Debt of G&K and its Subsidiaries arising from borrowed money (including all such Debt created, assumed or guaranteed either directly or indirectly and all obligations secured by liens upon property on which G&K or a Subsidiary customarily pays interest), including both long-term and short-term Debt and all Capitalized Lease obligations to (ii) the sum of (A) all Debt of G&K and its Subsidiaries arising from borrowed money (including all such Debt created, assumed or guaranteed either directly or indirectly and obligations secured by liens upon property upon which G&K or a Subsidiary customarily pays interest), including both long-term and short-term Debt and all Capitalized Lease obligations and (B) the total stockholders' equity of G&K and its Subsidiaries (as shown and described on the most recently delivered balance sheet), at not more than .50 to 1.00.

         10.9 Current Ratio. G&K will maintain as at the end of each of G&K's fiscal quarters, on a consolidated basis, the ratio of its Current Assets to Current Liabilities at not less than 1.20 to 1.00.

         10.10 Minimum Total Stockholders Equity. G&K will maintain on a consolidated basis, in each period designated below, its Total Stockholders' Equity at an amount not less than the amount set forth below opposite such period:

                Period                                          Amount

  Closing Date through March 31, 1995                       $  95,000,000
  April 1, 1995 through March 31, 1996                      $ 105,000,000
  April 1, 1996 through March 31, 1997                      $ 120,000,000
  April 1, 1997 through June 30, 1997                       $ 135,000,000


         10.11 Interest Coverage Ratio. G&K will maintain as at the end of each of G&K's fiscal quarters, on a consolidated basis, the ratio of (i) the net income before interest and taxes of G&K and its Subsidiaries for such quarter and each of the immediately preceding three fiscal quarters to (ii) the total cash interest expense of G&K and its Subsidiaries for such quarter and each of the immediately preceding three fiscal quarters, at not less than 3.00 to 1.00.

         10.12 Funds Flow Coverage Ratio. G&K will maintain as at the end of each of G&K's fiscal quarters (based upon such quarter and each of the immediately preceding three fiscal quarters), on a consolidated basis, the ratio of (i) the net income of G&K and its Subsidiaries, plus depreciation, amortization, non-current deferred income taxes and other non-cash charges for such quarter and each of the immediately preceding three fiscal quarters to (ii) all Debt of G&K and its Subsidiaries arising from borrowed money (including all such Debt created, assumed or guaranteed either directly or indirectly and obligations secured by liens upon property upon which G&K or a Subsidiary customarily pays interest), including both long-term and short-term Debt and all Capitalized Lease obligations as at the end of such fiscal quarter, at not less than .28 to 1.00.


         SECTION 11   NEGATIVE COVENANTS.

         Until the expiration or termination of the Revolving Commitments expiration of each outstanding Letter of Credit and payment of each outstanding Acceptance and thereafter until payment in full of all liabilities hereunder and under the Loan Documents, the Companies agree that, unless at any time the Required Banks shall otherwise expressly agree in writing:

         11.1 Liens. The Companies will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of either Company or any Subsidiary to any right or claim of any other Person; excluding, however, from the operation of the foregoing:

                  (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 10.5;

                  (b) Materialmen's, merchants', carriers', worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 10.5;

                  (c) Pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (d) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not in the aggregate have a material adverse effect on the business of either Company or any Subsidiary;

                  (e) Purchase money mortgages, liens, or security interests (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements, including Capitalized Leases) upon or in property acquired by either Company or any Subsidiary after the date hereof, or mortgages, liens or security interests existing upon or in such property at the time of acquisition thereof by either Company or Subsidiary, provided that:

                  (1) no such mortgage, lien or security interest extends or shall extend to or cover any property of either Company or Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

                  (2) the aggregate principal amount of all Debt of the Companies and each Subsidiary secured by all mortgages, liens or security interests described in this subsection shall not exceed U.S.$1,000,000 at any one time outstanding; and

                  (3) the aggregate principal amount of Debt secured by mortgages, liens and security interests described in this subsection (e) at the time of acquisition of the property subject thereto shall not exceed 100% of the cost of such property or of the then fair market value of such property as determined by the Board of Directors of G & K, whichever shall be less, and the aggregate amount of payments made thereunder in any period of 12 consecutive months will not result in a violation of any other restriction contained in this Agreement;

                  (f) Mortgages, liens, pledges, and security interests on any property of either Company or any Subsidiary (other than those described in subsection (e)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 11.1 hereto; and

                  (g) Liens arising out of a judgment against either Company or any Subsidiary for the payment of money not exceeding U.S.$500,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured and for which adequate reserves have been established.

         Without limiting the foregoing, the Companies agree that the Companies will not, and will not permit any Subsidiary to, agree with any other Person not to grant any security interest or other lien in its or such Subsidiary's assets, except for such agreement with Met Life pursuant to the Met Life Loan Agreement.

         11.2 Indebtedness. The Companies will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other Debt, except:

                  (a) indebtedness evidenced by the Notes or any Acceptance issued hereunder;

                  (b) indebtedness of the Companies or any Subsidiary in existence on the date hereof and listed in Schedule 11.2 hereto, but not including any extensions or renewals thereof;

                  (c) indebtedness of Subsidiaries to G&K in the form of loans and advances;

                  (d) Subordinated Debt, or renewals thereof, provided it is subordinated to the prior payment of principal of and interest on the Notes on terms and conditions approved in writing by the Banks;

                  (e) purchase money indebtedness of either Company or any Subsidiary secured by liens permitted by subsection (e) of Section 11.1; and

                  (f) indebtedness of G&K to Met Life not to exceed U.S.$31,000,000, plus accrued interest, pursuant to the Met Life Loan Agreement.

         11.3 Guaranties. The Companies will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) a guaranty by G&K Services, Co., dated September 28, 1990, and a guaranty of Work Wear, dated on or about the date of this Agreement, in each case guarantying payment of the indebtedness owed by G&K to Met Life pursuant to the Met Life Loan Agreement;

                  (b) the endorsement of negotiable instruments by either Company or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business; and

                  (c) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 11.3 hereto.

         11.4 Investments. The Companies will not, and will not permit any Subsidiary to, make an investment (in one installment or in a series of related installments) if the aggregate amount (or value) thereof is or will exceed U.S.$10,000,000 to purchase any stock or other securities or evidences of indebtedness of, make any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, after the date hereof unless:

                  (a) G&K shall have provided the Agent with reasonably detailed information describing the proposed investment or acquisition and projections which represent in reasonable detail the best estimate of the anticipated operations of G&K and its Subsidiaries after consolidating the contemplated investment or acquisition into the projected operations for G&K and its Subsidiaries over a period of not less than 3 years;

                  (b) G&K shall have provided a certificate signed by the chief financial officer of G&K setting forth all relevant facts in reasonable detail to evidence, and the computations as to, whether or not G&K and its Subsidiaries would be in compliance with the requirements set forth in Sections 10.8 through 10.11, 10.12 hereof based upon the projections described in subparagraph (a) above over the period therein described;

                  (c) the Agent shall have approved the assumptions and computations as set forth in the certificate provided pursuant to subparagraph (b) above and shall have determined in their reasonable discretion that such contemplated investment or acquisition would not result in the occurrence of an Event of Default or an Unmatured Event of Default, and, in particular, would not result in a violation of the covenants set forth in Sections 10.8 through 10.11, 10.12; and

                  (d) the Banks shall have determined that the contemplated investment or acquisition does not constitute a hostile or unfriendly takeover action or investment by the Companies toward or against a Person with which a Bank has a depository, trust, lending or other financial relationship.

         11.5 Dividends. G&K will not declare or pay any dividends (other than dividends payable solely in its own stock) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly during any fiscal year if, after giving effect to such payment, distribution or application, the aggregate amount of such dividends, distributions and application of assets paid or made during such fiscal year would exceed twenty-five percent (25%) of the net income of G&K and its Subsidiaries for the fiscal year immediately preceding the year in which any such dividend is paid, or any such distribution or application of assets is made, and the right to make such payments, distributions and application of assets as herein described shall be non-cumulative from fiscal year to fiscal year.

         11.6 Merger and Consolidation; Change of Control. G&K will not consolidate with or merge into any Person, or permit any Person to merge into it, or transfer or sell, (in any transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of its assets to any other Person if, as a result thereof G&K shall not be the continuing or surviving corporation. In addition, whether or not occurring as the result of any such merger or consolidation, the Companies shall not suffer to occur or exist a material change in the ownership or control of G&K and its Subsidiaries. For purposes hereof, a "material change" shall mean, with respect to G&K's board of directors, a change in the majority of such directors occurring during any six month period.

         11.7 Sale and Leaseback. The Companies will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby either Company or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Company or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         11.8 Subordinated Debt. The Companies will not, and will not permit any Subsidiary to, (i) make any payment of, or acquire, Subordinated Debt except as expressly permitted by the subordination provision thereof, (ii) give security for all or any part of Subordinated Debt; (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Notes might be terminated, impaired or adversely affected; or (v) omit to give the Banks prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable. "Subordinated Debt" means Debt which is subordinated to the Notes and to the Companies' obligations hereunder on terms approved in writing by the Banks.

         11.9 Expenditures for Fixed Assets. The Companies will not, and will not permit any Subsidiary to, make any expenditure of money for the purchase or construction of fixed assets, including any expenditure under a Capitalized Lease, if, after giving effect to such expenditure, the aggregate amount of such expenditures made by the Companies and the Subsidiaries combined for any fiscal year will exceed the amounts set forth below:

           Fiscal Year                              Limitation

              1994                               U.S. $33,000,000
              1995                               U.S. $40,000,000
              1996                               U.S. $33,000,000
              1997                               U.S. $35,000,000

provided, however, that the restrictions contained in this Section are subject to the further limitations imposed by Section 11.1 (e) if any fixed asset is acquired under a purchase money mortgage, lien or security interest referred to in that Section.

         11.10 Restrictions on Nature of Business. The Companies will not, and will not permit any Subsidiary to, engage in any business materially different from the business in which a Company or such Subsidiary is now engaged.

         11.11 Hazardous Substances. The Companies will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substance in the case of G&K or Hazardous Materials in the case of Work Wear to be disposed of in any manner which, as determined at the time of such disposal, might result in any material liability to G&K and its Subsidiaries, on, under, or at any real property which is operated by either Company or any Subsidiary or in which either Company or any Subsidiary has an interest.

         11.12 Indebtedness to Met Life. Without the prior written consent of the Required Banks, G&K will not, and will not permit any Subsidiary to, (i) make any optional prepayment of any indebtedness to Met Life under the Met Life Loan Agreement or any note issued pursuant thereto, (ii) take or omit to take any action which would result in a "Change of Control" (as defined under the Met Life Loan Agreement or any note issued pursuant thereto), (iii) give security for all or any part of any indebtedness to Met Life under the Met Life Loan Agreement, (iv) amend, cancel or change in any way any of the material provisions of the Met Life Loan Agreement or any note issued pursuant thereto, or (v) omit to give the Agent prompt written notice of the occurrence of an "Event of Default" (as defined under the Met Life Loan Agreement or any note issued pursuant thereto) or of an event which, with the passage of time or the giving of notice, or both, would constitute such an "Event of Default" under the Met Life Loan Agreement or any note issued pursuant thereto.

         11.13 Unfunded Vested Liabilities for Defined Benefit Plans. The Companies will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any unfunded vested liability under any Defined Benefit Plan if, after giving effect to such liability, the aggregate amount of such liabilities for G& K and its Subsidiaries combined would exceed U.S. $2,000,000.


         SECTION 12 CONDITIONS TO MAKING OF LOANS AND ISSUANCE OF LETTERS OF CREDIT.

         The obligation of each Bank to make any Loan, or create any Acceptance or issue any Letter of Credit (in the case of the Tranche A Agent) is subject to the following conditions precedent:

         12.1 Initial Loans, Acceptances and Letters of Credit. The obligation of each Bank to make its initial Loans or create Acceptances and of the Tranche A Agent to issue its initial Letter of Credit pursuant to Section 2.7 is, in addition to the conditions precedent specified in Sections 12.2 and 12.3, subject to the condition precedent that the Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Banks, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each
Bank:

                  12.1.1  Notes.  The Revolving Notes.

                  12.1.2 Drafts. Drafts in blank, in sufficient numbers as may be required by the Canadian Banks.

                  12.1.3 Certificate of Incorporation and By-Laws. Certified copies of the certificate of incorporation and by-laws of each Company.

                  12.1.4 Resolutions. Certified copies of resolutions of the Board of Directors of each Company authorizing or ratifying the execution, delivery and performance of this Agreement and the Loan Documents provided for by this Agreement to be executed by such Company.

                  12.1.5 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and approvals (if any) with respect to this Agreement and the Loan Documents, including any such consents, waivers and approvals as may be required under the Met Life Loan Agreement.

                  12.1.6 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each Company certifying the names of the officer or officers of such Company authorized to sign this Agreement and the Loan Documents provided for in this Agreement and to request Borrowings and Letters of Credit hereunder, together with a sample of the true signature of each such officer. The Administrative Agents and each Bank may conclusively rely on each such certificate furnished until formally advised by a like certificate of any changes, therein.

                  12.1.7 Opinions of Counsel. A separate opinion of counsel for each Company, in form and content acceptable to the Banks.

                  12.1.8 Amendments of Reimbursement Agreements. Amendments to any existing Letter of Credit Reimbursement Agreements that are outstanding on the date of this Agreement, with respect to any Letter of Credit, whereby G&K shall have agreed to pay to the Tranche A Agent a commission at the rate set forth in Section 2.7(c).

                  12.1.9 Other. Such other documents as any Bank may reasonably request.

         12.2 Further Conditions to Initial Loans, Acceptances and Letter of Credit. The obligation of each Bank to make its initial Loan and to create its initial Acceptances, and of the Tranche A Agent to issue its initial Letter of Credit pursuant to Section 2.7, is subject to the further conditions precedent that:

                  12.2.1 Debt to be Retired. The Debt to be Retired, together with all interest accrued thereon and all prepayment premiums and other amounts payable in connection therewith, shall simultaneously be paid in full from the proceeds of such Loans and the Agent shall receive evidence satisfactory to the Agent of such payment and of the cancellation of all instruments evidencing, and (where applicable) termination of all security interests and liens securing, any of the Debt to be Retired.

                  12.2.2 Litigation. No Material Litigation, except as disclosed on Schedule 9.5 shall exist, and no Material Litigation Development shall have occurred except as disclosed on Schedule 9.5.

                  12.2.3 No Material Adverse Change. No event shall have occurred or condition shall have arisen prior to the Closing Date which, in the sole judgment of the Required Banks, (i) has or may have a materially adverse effect on the rights or remedies of the Banks hereunder or under any Note or on the ability of the Companies to perform its obligations hereunder or under any Note, or (ii) has, or may have, a materially adverse effect on the business, property, assets or condition (financial or otherwise) of G&K and its Subsidiaries on a consolidated basis.

                  12.2.4 Payment of Costs, Fees and Expenses. Prior to or concurrently with the making of the initial Loans, the Companies shall have paid to the Agent all costs, fees, and expenses (including, without limitation, reasonable legal fees and expenses) payable by the Companies hereunder to the extent then due.

                  12.2.5 Other Banks. Each other Bank shall be prepared to honor its Commitment under this Agreement.

         12.3 Conditions to all Borrowings. The obligation of each Bank to make any Loan or create, sell or purchase any Acceptance, and of the Agent to issue any letter of credit pursuant to Section 2.7, is subject to the conditions precedent that (a) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan, creation, sale or purchase of such Acceptance or issuance of such Letter of Credit, and (b) the warranties of the Company contained in Section 9, are true and correct as of the date of the requested funding or issuance with the same effect as though made on such date. With each notice of proposed Borrowing given by a Company pursuant to Section 2.3 or Section 3.3, such Company shall be automatically deemed to have warranted that the conditions precedent set forth in this Section 12.3 are and will continue to be fully satisfied as of the date of such notice and of each Borrowing and re-Borrowing (if any) requested thereby.


         SECTION 13   EVENTS OF DEFAULT AND THEIR EFFECT.

         13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  13.1.1 Non-Payment of Principal. Default in the payment when due of any principal of any Note or Acceptance.

                  13.1.2 Non-Payment of Interest, etc. Default in the payment when due of any interest on any Note or any other amount payable by either Company hereunder or under any agreement relating to one or more Letters of Credit and continuance of such default for two (2) U.S. Business Days, with respect to Tranche A obligations, and two (2) Canadian Business Days, with respect to Tranche B obligations, after the appropriate Administration Agent notifies the affected Company of such default.

                  13.1.3 Default under the Met Life Loan Agreement and related Notes. The occurrence of an "Event of Default" as defined under the Met Life Loan Agreement or any note issued pursuant thereto.

                  13.1.4 Non-Payment of Other Indebtedness for Borrowed Money. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of either Company or any Subsidiary having a principal amount in excess of U.S.$250,000 (except any such Debt of any Subsidiary owing to G&K) or default in the performance or observance of any obligation or condition with respect to any such other Debt if the effect of such default is to permit the holder or holders thereof to accelerate the maturity of any such Debt.

                  13.1.5 Other Material Obligations. Default in the payment of any amount when due (subject to any applicable grace period), or in the performance or observance (subject to any applicable grace period) of any material obligation of or condition agreed to by a Company or any Subsidiary, with respect to any material purchase or lease of goods or services the loss of which would be material to G&K and its Subsidiaries on a consolidated basis (except only to the extent that (i) the existence of any such default is being contested by a Company or such Subsidiary in good faith and by appropriate proceedings and
         (ii) a Company or such Subsidiary has set aside adequate reserves therefor).

                  13.1.6 Bankruptcy, Insolvency, etc. Either Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or either Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such Company or Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for either Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of either Company or any Subsidiary, and if such case or proceeding is not commenced by a Company or such Subsidiary, it is consented to or acquiesced in by such Company or Subsidiary or remains for 30 days undismissed; or either Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                  13.1.7 Non-Compliance with Financial Covenants. Failure by G&K to comply with Sections 10.8 through 10.12 of this Agreement, inclusive.

                  13.1.8 Non-Compliance with Other Provisions. Failure by either Company or any Subsidiary to comply with or to perform any provision of this Agreement or any Loan Document, and (except where a shorter period is specified in this Section 13.1) continuance of such failure for 30 days after notice thereof to the Companies from the Agent, any Bank or the holder of any Note (the term "notice" has the meaning ascribed to such term in Section 1-201 (25) and (27) of the Uniform Commercial
         Code); provided, however, that in the event any such failure could be remedied through diligent efforts of the Companies over a period of longer than 30 days and the Companies have been proceeding diligently to effect a cure within the first 30 days after receipt of notice of such failure as provided above, the grace period described in this
         Section 13.1.8 shall be extended from 30 days to 60 days upon delivery by the Companies to the Agent of such information with respect to the proposed remedy as the Agent shall reasonably request.

                  13.1.9 Warranties. Any warranty made by the Companies (or either of them) herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by either Company to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                  13.1.10 Defined Benefit Plans. With respect to any ERISA Plan that is a Defined Benefit Plan, as to which either Company or any ERISA Affiliate may have any liability, (a) a contribution failure with respect to such plan shall occur sufficient to give rise to a lien under Section 302(f)(1) of ERISA or (b) steps are undertaken to terminate such plan or such plan is terminated or such Company or such ERISA affiliate withdraws from or institutes steps to withdraw from such plan or any Reportable Event with respect to such plan shall occur which, in any such case, will have the effect of creating a liability of a Company or any ERISA Affiliate which is material to G&K and its Subsidiaries on a consolidated basis.

                  13.1.11 Judgments. Final judgments for the payment of money, which judgments in the aggregate exceed U.S.$250,000 (excluding any portion thereof paid or covered by insurance), shall be rendered against either Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged or not fully bonded for a period (during which execution shall not be effectively stayed) of 60 days after the date on which any period for appeal has expired.

         13.2 Effect of Event of Default. If any Event of Default described in
Section 13.1.6 shall occur, the Commitments (if they have not theretofore terminated) shall automatically terminate and the Loans shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, the Agent acting with the concurrence of the Required Banks may (and upon written request of the Required Banks shall) declare the Commitments (if they have not theretofore terminated) to be terminated and all Notes to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Notes shall become immediately due and payable without presentment, demand, protest or notice of any kind, and the Agent acting with the concurrence of the Required Banks and/or the Banks may (and upon written request of the Required Banks shall) exercise any and all of rights and remedies contained in any of the Loan Documents. The Agent shall promptly advise the Companies and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 13.1.1, 13.1.2, 13.1.6 or may be waived by the written concurrence of all Banks and the effect as an Event of Default of any other event described in Section 13.1 may be waived by the written concurrence of the Required Banks; provided, however, that the effect as an Event of Default of any event described in Section 13.1.7, 13.3 may be waived once during any twelve month period upon the written concurrence of the Required Banks and may be waived on any future occurrence during such twelve month period only upon the written concurrence of all Banks.

         13.3 Additional Remedy if Letters of Credit or Acceptances are Outstanding. If any Event of Default shall occur and be continuing while one or more Letters of Credit or Acceptances are outstanding, or at any time on or after the Revolving Loan Termination Date while one or more Letters of Credit or Acceptances are outstanding, the Agent may (and shall upon written request of the Required Banks) make demand upon the affected Company and forthwith upon such demand such Company will pay to the appropriate Administrative Agent in immediately available funds for deposit in a special cash collateral account maintained by such Administrative Agent (a "Cash Collateral Account") an amount equal to the sum of (i) the maximum amount then available to be drawn under all outstanding Letters of Credit (assuming compliance with all conditions for drawing thereunder) or (ii) the face amount of all issued and outstanding Acceptances (the "Required Amount"), as the case may be. The appropriate Administrative Agent shall have sole discretion in administering such funds, including the right to return funds to the Company submitting the same if an Agent so elects, until all outstanding Letters of Credit and Acceptances shall have expired or been paid in full and all of the Companies' obligations to the Banks shall have been paid in full. Any such Cash Collateral Account shall be held and administered in accordance with the following:

                  (a) If requested by a Company and subject to the right of the appropriate Administrative Agent to withdraw funds from the Cash Collateral Account as provided below, such Agent will from time to time invest funds on deposit in a Cash Collateral Account, reinvest proceeds and invest interest or other income received from any such investments, in such Eligible Securities (as hereinafter defined) as a Company may select. Such proceeds, interest or income which are not so invested or reinvested in Eligible Securities shall, except as otherwise provided in this subsection, be deposited and held by the Agent in the Cash Collateral Account. "Eligible Securities" means (i) United States treasury bills or Canadian treasury bills (as the case may be) with a remaining maturity not in excess of 90 days, (ii) negotiable certificates of deposit of the Agent or of any other Bank, with a remaining maturity not in excess of 90 days, and (iii) such other instruments as the Companies may request and such Agent may approve in writing, provided, however, that funds deposited on account of Tranche A obligations shall be invested in instruments denominated in U.S. Dollars and funds deposited on account of Tranche B obligations shall be invested in instruments denominated in Canadian Dollars. Eligible Securities from time to time purchased and held pursuant to this
         Section 13.1.7, 13.3 shall be referred to as "Collateral Securities" and shall, for purposes of this Agreement, constitute part of the funds held in the Cash Collateral Account established by an Administrative Agent in amounts equal to their respective outstanding principal amounts.

                  (b) If at any time an Agent determines that any funds held in a Cash Collateral Account are subject to any right or claim of any person or entity other than such Agent which is senior to or of equal priority with the Agent's interest therein or that the total amount of such funds is less than the Required Amount, the affected Company will, forthwith upon demand by an Agent, pay to such Agent, as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (i) the Required Amount over (ii) the total amount of funds, if any, then held in the Cash Collateral Account which such Agent determines to be free and clear of any such right and claim.

                  (c) Each Company hereby pledges, assigns, and grants to its respective Administrative Agent, for itself and for the benefit of each Bank, a security interest in all funds from time to time held in the Cash Collateral Account (including Collateral Securities) established by such Administrative Agent, and all proceeds thereof, as security for the payment of all amounts due and to become due from such Company to the Banks of its Tranche under this Agreement.

                  (d) The Agents, at any time or from time to time after funds are either deposited in a Cash Collateral Account or invested in Collateral Securities, after selling (upon five days' notice to the Company), if necessary, any Collateral Securities, may apply funds then held in the Cash Collateral Account to the payment of any amounts, in such order as an Agent may elect, as shall have become or shall become due and payable by a Company to the Banks of its Tranche under this Agreement. To that end, the Agents may sell Collateral Securities and apply the proceeds of such sale in the manner set forth in the preceding sentence. The Companies agree that, to the extent notice of sale of any Collateral Securities shall be required by law, at least five days' notice to a Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. An Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (e) Neither the Companies nor any Person claiming on behalf of or through the Companies shall have any right to withdraw any of the funds held in any Cash Collateral Account, except that after the payment of all amounts payable by the Companies to the Banks under this Agreement and the expiration of an outstanding Letter of Credit in accordance with its terms, funds in an amount equal to the amount which no longer is available for drawing as the result of the expiration of such Letter of Credit in the Cash Collateral Account shall be returned by the Tranche A Agent to G&K or paid to whomever may be legally entitled thereto.

                  (f) The Companies agree that they will not (i) sell or otherwise dispose of any interest in a Cash Collateral Account or any funds held therein, or (ii) create or permit to exist any lien, security interest or other charge or encumbrance (except such as is subordinated, on terms and conditions reasonably satisfactory to the appropriate Agent, to the security interest of such Agent) upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  (g) The Agents shall exercise reasonable care in the custody and preservation of any funds held in a Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which an Agent accords its own property, it being understood that the Agents shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to such funds.

         13.4 Banks Rights to Set-Off. If any Event of Default shall occur and be continuing, each Bank is hereby authorized at any time and from time to time thereafter, without notice to or consent of either Company, any notice being expressly waived by each Company, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by a Bank to the Company or either of them against any and all amounts which have become due and payable to any of the Banks by such Company, under a Note, this Agreement or otherwise under a Loan Document. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of its rights to set-off or otherwise) on account of principal of, or interest on any Loan made by such Bank or any Acceptance created by such Bank, or on account of any fees payable under this Agreement to such Bank, in excess of such Bank's Pro Rata Default Share, such Bank shall promptly give notice of such fact to the Agent and shall promptly remit to the Agent such amount as shall be necessary to cause the remitting Bank to share such excess payment or other recovery ratably with each of the Banks in accordance with their respective Pro Rata Default Shares, together with interest for each day on such amount until so remitted at a rate equal to the Federal Funds Rate or the Canadian Bank Rate (as appropriate) for each such day; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such remitting Bank, the remittance shall be restored to the extent of such recovery. To the extent deemed necessary by the Agent and/or the remitting Bank, distribution of such excess amounts to the other Banks may be effected through the purchase by such remitting Bank from the non-remitting Banks of an undivided participating interest in the Loans held by such nonremitting Banks ratably in accordance with their respective Pro Rata Default Shares.


         SECTION 14   THE AGENTS.

         14.1 Authorization. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. Each U.S. Bank and the holder of each Tranche A Revolving
Note irrevocably appoints and authorizes the Tranche A Agent to act on behalf of such U.S. Bank or holder as Administrative Agent with respect to Tranche A Revolving Loans and Letters of Credit to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental hereto. Each Canadian Bank and the holder of each Tranche B Revolving Note irrevocably appoints and authorizes the Tranche B Agent to act on behalf of such Canadian Bank or holder in connection with Tranche B Revolving Loans and Acceptances to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

         14.2 Indemnification. No Agent shall be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement or the Notes or any documents or instrument delivered hereunder or in connection herewith unless indemnified to its satisfaction by the holders of the related Notes (with respect to Tranche A, Tranche B or both, as the case may be) against loss, cost, liability and expense. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

         14.3 Exculpation. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon this Agreement, any Loan Document and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. No Agent nor any of its directors, officers, employees or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (c) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Companies or any other obligor of its obligations, or (d) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency relationships hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as holder of a Note hereunder.

         14.4 Agent and Affiliates. Each Agent shall have the same rights and powers hereunder in its individual capacity as any other Bank, and may exercise or refrain from exercising the same as though it were not an Agent, and each Agent and its affiliates may accept deposits from and generally engage in any kind of business with either Company or any Subsidiary as if it were not an Agent hereunder.

         14.5 Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Commitment been granted and the Loans made directly by such Bank to the Company to which that Bank is lending without the intervention of any Agent or any other Bank. Each Bank agrees and acknowledges that no Agent makes any representation or warranty about the creditworthiness of either Company or any Subsidiary or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith.

         14.6 Resignation. An Agent may resign as such at any time upon at least 30 days' prior notice to the Companies and the Banks. In the event of any resignation of an Agent, the Required Banks shall as promptly as practicable appoint a successor agent. If no such successor agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Banks, appoint a successor agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof if the resigning Agent is a U.S. Bank and which shall be a commercial bank organized under the laws of Canada or any Province thereof if the resigning Agent is a Canadian Bank. Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall thereupon be entitled to receive from the prior agent such documents of transfer and assignment as such successor agent may reasonably request and the resigning agent shall be discharged from its duties and obligations under this Agreement. After any resignation pursuant to this Section 14, the provisions of this Section 14.6 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an agent hereunder.

         14.7 Expenses. All payments, collections and proceeds received or effected by an Agent may be applied, first, to pay or reimburse the Agent for all reasonable costs and expenses at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including, but not limited to reasonable attorneys fees and legal expenses). If an Agent does not receive such payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent its Pro Rata Default Share of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest for each day on such amount until so remitted at an annual rate equal to the Canadian Bank Rate for amounts owed by a Canadian Bank and the Federal Funds Rate for amounts owed by a U.S. Bank.


         SECTION 15   ADDITIONAL BANKS; SUCCESSORS AND ASSIGNS.

         15.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) the Companies may not assign or transfer their rights or obligations hereunder without the prior written consent of all Banks; and (b) the rights of sale, assignment, and transfer of the Banks are subject to this Section 15.

         15.2 Addition of Banks. Any Bank may, at any time, upon at least ten
(10) U.S. Business Days' prior written notice to the Agent (unless the Agent consents to a shorter period of time) request consent of the Agent to assign a portion or all of its Loans and its Commitment to a financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank. Such request shall specify the identity of such Applicant and the Percentage which it proposes that such Applicant acquire (which Percentage shall be the same for all Loans). Any such addition of an Additional Bank shall be subject to the prior written consent of the Agent and the Companies, which consent shall not be unreasonably withheld. If the Agent so consents, the Agent shall inform the Companies of the identity of each Applicant and of its proposed Percentage and, if the Companies so consent, such Bank may make the contemplated assignments and transfers to the Applicant. Any addition of an Applicant pursuant hereto shall be at the cost and expense of the Bank requesting approval of the Applicant.

         15.3 Status. To confirm the status of each Additional Bank as a party to this Agreement and to evidence the assignment of the applicable portion of the assigning Bank's Commitment and Loans in accordance herewith:

                  (a) the Companies, such Bank, such Applicant, and the Agents shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate, in substantially the form of Exhibit J (an "Assignment Certificate"); and

                  (b) the Companies shall execute and deliver a new Note to such Additional Bank evidencing such Additional Bank's assigned Commitment and Loans and a replacement Note to such assigning Bank in the amount of such Bank's adjusted Commitment in exchange for (but not in payment of) such assigning Bank's old Note.

         Upon the execution and delivery of such Assignment Certificate and such Notes, (a) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Additional Bank and the resulting adjustment of Percentages arising therefrom, (b) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of all obligations hereunder and to the extent of the reduction of such Bank's Percentage, and (c) the Additional Bank shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks, and the obligations to make Loans hereunder. Promptly after the execution of any Assignment Certificate, a copy thereof shall be delivered by the Agent to each Bank.

         15.4 Company Assistance. In order to facilitate the addition of Additional Banks hereto, the Companies agree to cooperate fully with each Bank and the Agent in connection therewith and to provide all reasonable assistance requested by each Bank and the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Companies and the Subsidiaries as any Bank or the Agent may reasonably request, the execution of such documents as any Bank or the Agent may reasonably request (provided that such request will not be made if the assigning Bank has previously received copies of such written materials and financial information) with respect thereto, and the participation by officers of the Companies and the Subsidiaries in a meeting or teleconference call with any Applicant upon the request of any Bank or the Agent.

         15.5 Other Transfers. Without limiting any other provision hereof:

                  (a) each Bank shall have the right at any time upon written notice to the Companies and the Agent to sell, assign, transfer, or negotiate all or any part of its Commitment, Loans, Note, and other rights and obligations under this Agreement and the Loan Documents to one or more affiliates of such Bank; provided that, unless consented to by the Companies and the Agent (which consent shall not be unreasonably withheld), no such sale, assignment, transfer or negotiation of a Commitment shall relieve the transferring Bank from its obligations (to the extent such affiliate does not fulfill its obligations) hereunder; and

                  (b) each Bank shall have the right at any time to sell, assign, transfer, or negotiate all or any part of its Commitment, Loans, Note, and other rights and obligations under this Agreement and the Loan Documents to one or more other Banks, and any such sale, assignment, transfer or negotiation shall relieve the transferring Bank from its obligations hereunder to the extent of the obligations so transferred (except, in any event, to the extent that the Company, any other Bank or the Agent has rights against such transferring Bank as a result of any default by such transferring Bank under this Agreement);

provided, however, that any partial sale, assignment, transfer or negotiation pursuant to this Section 15.5 shall be pro rata as to all of the Commitment and Loans transferred.

         15.6 Participations. In addition to the rights granted in Sections 15.2 and 15.5, each Bank may grant participations in all or any part of its Loans, Note and Commitment to any institutional investor, without the consent of the Companies or the Agent, but only so long as:

                  (a) no holder of any such participation, other than an affiliate of such Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without such participant's consent, take any action which would increase any Commitment, extend any termination or maturity of any Loans or extend the due date for or reduce the amount of any payment of principal of or rate of interest on any Loan or any fees accruing hereunder;

                  (b) such Bank retains at all times at least twenty percent (20%) of its original Commitment for its own account; and

                  (c) no Bank, as between the Companies and such Bank, shall be relieved of any of its obligations hereunder as a result of any such granting of a participation.

         The Companies hereby acknowledge and agree that for purposes of Section 8 any participant described in this Section 15.6, will be considered to be a Bank hereunder (provided that such participant shall not be entitled to receive any more than the Bank selling such participation would have received had such sale not taken place) and may rely on, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with this Agreement or any Loan Document.

         15.7 Disclosure of Information. The Companies authorize each Bank to disclose to any participant, assignee or Additional Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Companies which has been delivered to such Bank by the Companies pursuant to this Agreement or which has been delivered to such Bank by the Companies in connection with such Bank's credit evaluation of the Companies prior to entering into this Agreement. Each Bank agrees to, and will require each Transferee and prospective Transferee to keep confidential all financial and other confidential information concerning the Companies.


         SECTION 16   GENERAL.

         16.1 Waiver; Amendments. No delay on the part of an Agent, any Bank, or the holder of any Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Any provision of this Agreement or the Notes may be amended, modified or waived, and any consent with respect thereto shall be effective, if and only if the same shall be in writing and executed and delivered by the Agent and the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (a) shall change any condition precedent specified in Section 12, forgive the payment of any amount payable hereunder, amend this Section 16.1, extend or increase the amount of the Commitments or any Commitment, subject any Bank to any additional obligations to the Companies, extend the due date of any payment called for hereunder, reduce the fees hereunder, release any Company from its obligations under the Loan Documents, or reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent, in each case without the consent of all of the Banks or (b) shall extend the maturity or reduce the principal amount of, or rate of interest on, any Note without the consent of the holder of such Note. No provisions of
Section 14 shall be amended, modified or waived without the consent of each affected Agent.

         16.2 Confirmations. Each Company and each holder of a Note of such Company agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         16.3 Notices. Except as otherwise expressly provided herein, all notices, requests, demands and other communications otherwise provided for under the Loan Documents shall be in writing and mailed or delivered to the applicable party at its address indicated on the execution pages hereto or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 16.3. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery, when mailed, shall be effective when sent by a nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that any notices or requests to an Agent pursuant to Section 2 or Section 3 shall not be effective until actually received by such Agent. Any notice, request, demand or other communication to the Companies shall be deemed given to both Companies upon the giving thereof to either such Company.

         Each Agent and each Bank shall be entitled to rely upon all telephonic notices given by the Companies as permitted herein, (including facsimile transmission) and the Companies shall hold the Agents and each Bank harmless from any loss, cost or expense ensuing from any such reliance, which indemnification shall survive any termination of this Agreement. All default notices, waivers, or consents given to, and all written requests made upon, the Companies by an Agent, any Bank or the holder of any Note shall be promptly notified to all other Banks.

         16.4 Computations. Where the character or amount of any asset or liability is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles as in effect at the date of this agreement applied on a basis consistent with those applied in preparing the audited financial statements delivered by the Company pursuant to Section 9.4.

         16.5 Obligations of Banks and Agents Several. The obligations of each Bank and each Agent hereunder are the several obligations of such Bank or Agent, as the case may be, and no Bank or Agent shall be responsible for the obligations of any other Bank or Agent hereunder, nor will the failure by an Agent or Bank to perform any of its obligations hereunder relieve any other Agent or Bank from the performance of its respective obligations hereunder. Nothing contained in this Agreement and no action taken by any Bank or Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents shall be deemed to constitute the Banks, together or with or without the Agents, a partnership, a association, joint venture or other entity.

         16.6 Costs, Expenses and Taxes. The Companies hereby agree to pay on demand all reasonable out-of-pocket costs and expenses of each Agent (including the reasonable fees and out-of-pocket expenses of counsel for each Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery, amendment and administration of this Agreement, the Loan Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith; provided, however, that so long as no Event of Default or Unmatured Event of Default shall exist, an Agent shall notify the Companies prior to incurring legal fees associated with the routine administration of such documents or instruments. The Companies further jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by an Agent or any Bank in connection with the enforcement of this Agreement, the Loan Documents or any such other instruments or documents during the continuance of any Event of Default. Each Bank agrees to reimburse the Agents for such Bank's Pro Rata Default Share of any such costs or expenses of such Agent which are not paid by the Companies. In addition, the Companies jointly and severally agree to pay, and to save the Agents and the Banks harmless from all liability for, any stamp or similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the recording or filing of any Loan Documents and any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 16.6 shall survive any termination of this Agreement.

         16.7 Indemnification by Companies. The Companies hereby jointly and severally agree to indemnify the Agents and each Bank and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with any Litigation arising out of, or relating to, the financing provided herein or any Litigation in which it is alleged that any Environmental Law has been breached, except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee or as a result of a breach of this Agreement by the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 16.7 shall survive any termination of this Agreement.

         16.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         16.9 Governing Law. This Agreement and each Tranche A Note shall be a contract made under and governed by the internal laws of the State of Minnesota. Each Tranche B Note and Acceptance shall be a contract made under and governed by the internal laws of the Province of Ontario, Canada. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Companies and rights of the Agents, each Bank and any other holder of a Note expressed herein or in any Note shall be in addition to and not in limitation of those provided by applicable law.

         16.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all the parties shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof without further notice to any party.

         16.11 Submission to Jurisdiction; Jury Trial. The Companies hereby irrevocably agree that any legal action or proceeding pertaining to this Agreement may be brought in the courts of the State of Minnesota, County of Hennepin, or of the United States of America for the District of Minnesota, or in the courts of Ontario, Canada, and by its execution and delivery of a counterpart hereof, each Company irrevocably submits to the jurisdiction of such courts. Each Company hereby irrevocably agrees that service of process in any such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons and complaint, or other legal process, in such action or proceeding to the Companies at its address shown on the signature page hereof (or any other address of a Company to which notices may be sent pursuant to Section 16.3) or by delivering a copy of such process to such address. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by a Company or such agent and shall be deemed personal service upon such Company or such agent and shall be legal and binding upon such Company for all purposes, notwithstanding any failure on the part of a Company's agent to forward copies of such process to the Company. Each Company hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non convenience or otherwise. EACH COMPANY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY LOAN DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         16.12 Entire Agreement. This Agreement and the Notes, together embody the entire agreement among the parties relating to the Loans to be made hereunder and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. This Agreement supersedes and replaces the Prior Credit Agreement and the CIBC Loan Agreement and all commitments and other obligations of any bank thereunder are hereby terminated and canceled.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed and delivered at Minneapolis, Minnesota, as of the date first above written.


                                           G&K SERVICES, INC.


                                           By  /s/ Stephen F. LaBelle
                                           Its Secretary and Treasurer
                                               505 North Highway 169
                                               Suite 455
                                               Minneapolis, Minnesota 55441
                                               Phone: (612) 546-7440
                                               Fax:   (612) 546-7872


                                           WORK WEAR CORPORATION OF CANADA LTD.


                                           By  /s/ Stephen F. LaBelle
                                           Its Secretary and Treasurer
                                               6299 Airport Road
                                               Suite 101
                                               Mississauga, Ontario
                                               CANADA  L4V 1N3
                                               Phone:  (905) 677-6161
                                               Fax:    (905) 677-6289


          Dollar Amount
                of
Tranche     Commitment      Percentage     NORWEST BANK MINNESOTA,
  A       U.S.$18,750,000     75.00%       NATIONAL ASSOCIATION
                                           in its capacities as
                                           Bank, Agent and
                                           Administrative Agent


                                           By /s/ John K. Lukaska
                                           Its Vice President
                                               Norwest Center, 7th Floor
                                               Sixth and Marquette
                                               Minneapolis, MN 55479-0089
                                               Phone: (612) 667-0870
                                               Fax:   (612) 667-7266


          Dollar Amount
                of
Tranche     Commitment      Percentage     NBD BANK, N.A.
  A       U.S.$6,250,000      25.00%

                                           By /s/ Patrick P. Skiles
                                               Patrick P. Skiles
                                           Its VICE PRESIDENT
                                               611 Woodward Avenue
                                               Detroit, Michigan  48226
                                               Phone:  (313) 225-2843
                                               Fax:    (313) 225-1671


          Dollar Amount
               of
Tranche    Commitment      Percentage      NBD BANK, CANADA
  B      C.$16,000,000      53.3333%       in its capacities as Bank
                                           and Administrative Agent


                                           By Jeremiah I. Hynes III
                                           Its Vice President
                                               Suite 4240
                                               BCE Place
                                               162 Bay Street
                                               Toronto, Ontario
                                               CANADA  M5J 2S1
                                               Phone:  (416) 865-0466
                                               Fax:    (416) 363-7574

          Dollar Amount
               of
Tranche    Commitment      Percentage      CANADIAN IMPERIAL BANK
  B      C.$14,000,000      46.6667%         OF COMMERCE


                                           By David A. Smith
                                           Its General Manager
                                               Corporate Finance Group
                                               Commerce Court West
                                               Third Floor
                                               Toronto, Ontario
                                               CANADA M5L 1A2
                                               Phone:(416) 980-2441
                                               Fax:  (416) 359-0408